UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NORTHSTAR ASSET MANAGEMENT GROUP INC.
(Name of Registrant as Specified In Its Charter)

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To the Stockholders of NorthStar Asset Management Group Inc.:
It is my pleasure to invite you to the 2015 annual meeting of stockholders of NorthStar Asset Management Group Inc., a Delaware corporation. The annual meeting will be held at The St. Regis New York Hotel, The Library Room, 2 East 55th Street, New York, New York 10022, on May 27, 2015, beginning at 11:00 a.m., Eastern Time.
The enclosed materials include a notice of meeting, proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2014.
It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods. If you determine to mail us your proxy, please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.
We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,

DAVID T. HAMAMOTO
Chairman and Chief Executive Officer

April 17, 2015
New York, New York

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2015
To the Stockholders of NorthStar Asset Management Group Inc.:
The 2015 annual meeting of stockholders of NorthStar Asset Management Group Inc., a Delaware corporation, or the Company, will be held at The St. Regis New York Hotel, The Library Room, 2 East 55th Street, New York, New York 10022, on May 27, 2015, beginning at 11:00 a.m., Eastern Time. The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying proxy statement, are:

1)
a proposal to elect as directors the seven individuals nominated by our Board of Directors as set forth in the accompanying proxy statement, each to serve until the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2)	a proposal to adopt a resolution approving, on a non-binding, advisory basis, named executive officer compensation as disclosed in the accompanying proxy statement;

3)	a non-binding, advisory vote on the frequency of future advisory votes on executive compensation as disclosed in the accompanying proxy statement;

4)	a proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5)	the transaction of any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
This notice is accompanied by the Company’s proxy statement, a proxy card, a self-addressed envelope and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2014.
Stockholders of record at the close of business on April 8, 2015 will be entitled to notice of and to vote at the annual meeting. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

RONALD J. LIEBERMAN
Executive Vice President, General Counsel and Secretary
April 17, 2015
New York, New York
OUR BOARD OF DIRECTORS URGES YOU TO AUTHORIZE A PROXY TO VOTE YOUR SHARES BY ANY OF THE THREE AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU AUTHORIZE A PROXY TO VOTE YOUR SHARES BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD. YOUR VOTE IS IMPORTANT!
Stockholders are invited to visit the Corporate Governance section of our website at www.nsamgroup.com.

____________________________

NorthStar Asset Management Group Inc.
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
____________________________

PROXY STATEMENT
____________________________

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 27, 2015
____________________________

- i -

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement, the accompanying proxy card and the notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors, or our Board, of NorthStar Asset Management Group Inc., a Delaware corporation, or the Company, for use at the 2015 annual meeting of stockholders to be held at The St. Regis New York Hotel, The Library Room, 2 East 55th Street, New York, New York 10022, on May 27, 2015, at 11:00 a.m., Eastern Time, and any postponements or adjournments thereof.
We are a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. We commenced operations on July 1, 2014 upon the spin-off by NorthStar Realty Finance Corp., or NorthStar Realty, of its previously owned asset management business into a separate publicly traded company, or the spin-off. The spin-off was in the form of a tax-free distribution to NorthStar Realty’s common stockholders, where each NorthStar Realty common stockholder received shares of our common stock on a one-for-one basis. At the same time, NorthStar Realty became externally managed by our affiliate through a management agreement with an initial term of 20 years. Most of NorthStar Realty’s employees at the time of the spin-off became our employees.
Certain of our affiliates also manage NorthStar Realty’s previously sponsored non-traded real estate investment trusts, or REITs, as well as our new non-traded companies and any future sponsored company, referred to as our Sponsored Companies and together with NorthStar Realty, referred to as our Managed Companies.
We are organized to provide asset management and other services to our Managed Companies, both in the United States and internationally. Our Managed Companies have historically invested in the commercial real estate industry. We may seek to expand the scope of our asset management business beyond real estate into new asset classes and geographies by organically creating and managing additional investment vehicles or through acquisitions, strategic partnerships and joint ventures.
The mailing address of our executive office is 399 Park Avenue, 18th Floor, New York, New York 10022. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share, on or about April 17, 2015. Our common stock is the only security entitled to vote at the annual meeting and we refer to our common stock in this proxy statement as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2014.
A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the accompanying notice of annual meeting of stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.
Grant Thornton LLP, an independent registered public accounting firm, has provided services to us during the past fiscal year, which included the examination of our Annual Report on Form 10-K, review of our quarterly reports on Form 10-Q and review of registration statements and other filings with the United States Securities and Exchange Commission, or the SEC. A representative of Grant Thornton LLP is expected to be present at the annual meeting, will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Matters to be Considered and Voted Upon at the Annual Meeting
At the annual meeting, our stockholders will consider and vote upon:

1)
a proposal to elect as directors the seven individuals nominated by our Board as set forth in this proxy statement, each to serve until the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2)	a proposal to adopt a resolution approving, on a non-binding, advisory basis, named executive officer compensation as disclosed in this proxy statement;

3)	a non-binding, advisory vote on the frequency of future advisory votes on named executive officer compensation;

4)	a proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5)	the transaction of any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
Solicitation of Proxies
Your proxy is being solicited by and on behalf of our Board. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, electronic communications or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock held of record as of the close of business on April 8, 2015 and will provide reimbursement for the cost of forwarding the materials.
In addition, we engaged MacKenzie Partners, Inc. to assist in soliciting proxies from brokers, banks and other nominee holders of our shares of common stock at a cost of $7,500, plus reasonable out-of-pocket expenses.
Stockholders Entitled To Vote
As of the close of business on April 8, 2015, there were 193,850,102 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Common stockholders of record at the close of business on April 8, 2015 are entitled to vote at the annual meeting or any postponement or adjournment thereof.
Abstentions and Broker Non-Votes
If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange, or the NYSE, and therefore will be considered to be “broker non-votes.” Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. Your bank, broker or other nominee does not have discretionary authority to vote your shares on the election of directors, the adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation or the advisory vote on the frequency of future advisory votes on executive compensation if your bank, broker or other nominee does not receive voting instructions from you.
Required Quorum/Vote
A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you hold your shares in your own name as holder of record and return a valid proxy, authorize your proxy by phone or internet or attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting to a time and date not more than 30 days after the original meeting date without notice other than announcement at the meeting.
Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of all the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors. The candidates receiving the highest number of affirmative votes will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of our Board’s nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees or any one or more of them. Votes “withheld” will be counted as shares present in person or represented by proxy and entitled to vote, but broker non-votes, if any, will not be counted as shares present in person or represented by proxy and entitled to vote and will therefore have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.
Approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as specified in Proposal No. 2, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will be counted as shares present in person or represented by proxy and entitled to vote, but broker non-votes, if any, will not be counted as shares present in person or represented by proxy and entitled to vote and will therefore have no effect on the outcome of the vote on this proposal.
Approval, on a non-binding, advisory basis, of the frequency with which we submit non-binding, advisory votes on named executive officer compensation to our stockholders in the future, as specified in Proposal No. 3, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. Because there are three alternatives, it is possible that none of the three alternatives will receive a majority of the votes. In the event that no alternative receives a majority of the votes, we will consider the alternative that receives the most votes to be the alternative preferred by stockholders. Abstentions will be counted as shares present in person or represented by proxy and entitled to vote, but broker non-votes, if any, will not be counted as shares present in person or represented by proxy and entitled to vote and will therefore have no effect on the outcome of the vote on this proposal.
Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2015, as specified in Proposal No. 4, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions, if any, will be counted as shares present in person or represented by proxy and entitled to vote. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. If this selection is not ratified by holders of our voting securities, the Audit Committee of the Board, or the Audit Committee, may, but need not, reconsider its appointment and endorsement. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.
If the enclosed proxy is properly executed and returned to us in time to cast the votes represented by such shares at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:

1)	FOR the election of all seven nominees for director nominated by our Board;

2)	FOR the adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation as disclosed in this proxy statement;

3)
ONE YEAR with respect to the vote, on a non-binding, advisory basis, of how frequently we will submit non-binding, advisory votes on named executive officer compensation to our stockholders in the future;

4)	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5)	in the discretion of the proxy holder on the transaction of any other business that properly comes before the annual meeting or any postponement or adjournment thereof.
As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.
Voting
If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares as follows:

•
Telephone—you can authorize your proxy by telephone by calling 1-(800)-proxies (1-800-776-9437) if you are located in the United States, or 1-718-921-8200 if you are located in a foreign country, and following the instructions on the proxy card. The authorization of your proxy by telephone is available 24 hours a day. To be valid, an authorization by telephone must be received by 11:59 p.m. (Eastern Time) on May 26, 2015;

•
Internet—you can authorize your proxy over the Internet at www.voteproxy.com by following the instructions on the proxy card. To be valid, authorization via the Internet must be received by 11:59 p.m. (Eastern Time) on May 26, 2015; or

•	Mail—you can authorize your proxy by mail by signing, dating and mailing the enclosed proxy card. To be valid, authorization by mail must be received by 5:00 p.m. (Eastern Time) on May 26, 2015.
In addition, if you are a stockholder of record on the record date, you may vote your shares of our voting securities in person at the annual meeting.
If your shares of our voting securities are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the meeting in order to vote.

Right to Revoke Proxy
If you hold shares of our voting securities in your own name as a stockholder of record, you may revoke your proxy instructions through any of the following methods:

•	authorize a new proxy via telephone or Internet that is received by 11:59 p.m. (Eastern Time) on May 26, 2015;

•	send written notice of revocation to our General Counsel at 399 Park Avenue, 18th Floor, New York, New York 10022, which notice must be received by 5:00 p.m. (Eastern Time) on May 26, 2015;

•	sign and mail a new, later-dated proxy card to our General Counsel at the address specified above, which proxy card must be received by 5:00 p.m. (Eastern Time) on May 26, 2015; or

•	attend the annual meeting and vote your shares in person.
Only the most recent proxy will be counted and all others will be disregarded regardless of the method by which the proxy was authorized. If shares of our voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.
Copies of Annual Report to Stockholders
A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2014 is being mailed with these proxy materials to stockholders entitled to vote at the annual meeting and is also available without charge to stockholders upon written request to: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Annual Report and Quarterly Reports
We make available free of charge through our website at www.nsamgroup.com under the heading “Investor Relations—SEC Filings” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports. Requests for copies should be addressed to: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov. Neither our Annual Report on Form 10-K nor our Annual Report to Stockholders, each for the fiscal year ended December 31, 2014, is part of these proxy solicitation materials.
Householding Information
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have received 60-days’ prior notice from us or their broker and have the same last name and address will receive only one copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2014, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Also, householding will not in any way affect dividend check mailings.
If you participate in householding and wish to receive a separate copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2014, please request a copy in writing from NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel or by phone by calling (212) 547-2600, and a copy will be provided to you promptly.
If you do not wish to continue participating in householding and prefer to receive separate copies of future annual reports to stockholders and other stockholder communications or you have the same last name and address as another stockholder and do not participate in householding, but wish to do so, notify our General Counsel in writing at the following address: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel or by phone by calling (212) 547-2600.
Voting Results
American Stock Transfer & Trust Company, LLC will have a representative present at the annual meeting to count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which we plan to file with the SEC within four business days of the annual meeting.

Confidentiality of Voting
We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, LLC, to examine these documents, except as necessary to meet applicable legal requirements.
Recommendations of our Board
Our Board recommends a vote:

1)	FOR the election of all seven nominees for director nominated by our Board;

2)	FOR the adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation, as disclosed in this proxy statement;

3)
ONE YEAR with respect to the vote, on a non-binding, advisory basis, of how frequently we will submit non-binding, advisory votes on named executive officer compensation to our stockholders in the future;

4)	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5)	in the discretion of the proxy holder on the transaction of any other business that properly comes before the annual meeting or any postponement or adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be Held on May 27, 2015.
The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at https://www.amstock.com/proxyservices/viewmaterial.asp?conumber=19504.
BOARD OF DIRECTORS
General
At the annual meeting, stockholders will vote on the election of Messrs. David T. Hamamoto, Stephen E. Cummings, Oscar Junquera, Justin Metz, Wesley D. Minami and Louis J. Paglia and Ms. Judith A. Hannaway, for a term ending at the 2016 annual meeting of stockholders and until their successors are duly elected and qualified.
The director nominees listed below have each demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience in order to offer advice and guidance to our management. Each of the directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our stockholders as a whole. The directors have been selected such that the Board represents a range of backgrounds and experience.
Set forth below is each director nominee’s name and age as of the date of this proxy statement and his or her principal occupation, business history and public company directorships held during the past five years. Also set forth below are the specific experience, qualifications, attributes and skills of the director nominees that led our Board to conclude that each such person should serve as a director of the Company. Each of our director nominees currently serves on our Board and has served on our Board since our inception as an independent public company.

Current Directors Who are Nominees for Election or Re-election

Name	Age
David T. Hamamoto	55
Stephen E. Cummings	59
Judith A. Hannaway	63
Oscar Junquera	61
Justin Metz	41
Wesley D. Minami	58
Louis J. Paglia	57
David T. Hamamoto.   Mr. Hamamoto has been one of our directors, our Chief Executive Officer and Chairman since January 2014. Mr. Hamamoto has been the Chairman of NorthStar Realty since October 2007 and has served as one of its directors since October 2003. Mr. Hamamoto has been NorthStar Realty’s Chief Executive Officer since October 2004, a position he maintains as a co-employee, and was NorthStar Realty’s President from October 2004 to April 2011. Mr. Hamamoto also serves as Chairman of NorthStar Real Estate Income Trust, Inc., or NorthStar Income, a public non-traded REIT sponsored by us, a position he has held since February 2009, and served as its Chief Executive Officer from February 2009 until January 2013. Mr. Hamamoto also served as Chairman of NorthStar Healthcare Income, Inc., or NorthStar Healthcare, a second public non-traded REIT sponsored by us, from January 2013 until January 2014. Mr. Hamamoto also serves as Chairman of NorthStar Real Estate Income II, Inc., or NorthStar Income II, a third public non-traded REIT sponsored by us, a position he has held since December 2012. Mr. Hamamoto further serves as Co-Chairman of NorthStar/RXR New York Metro Income, Inc., or NorthStar/RXR New York Metro, a public non-traded REIT co-sponsored by us, a position he has held since March 2014. Additionally, Mr. Hamamoto serves as a member of the advisory committee of RXR Realty LLC, or RXR Realty, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area and the co-sponsor of NorthStar/RXR New York Metro, a position he has held since December 2013. Mr. Hamamoto also serves as a member of the executive committee of Island Hospitality Management Inc., a position he has held since January 2015. Mr. Hamamoto served as Executive Chairman from March 2011 until November 2012, and as Chairman, from February 2006 until March 2011, of the board of directors of Morgans Hotel Group Co. (NASDAQ: MHGC). In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to NorthStar Realty, for which he served as Co-Chief Executive Officer until October 2004. From 1983 to 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between 1994 and 1997. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.
Consideration for Recommendation:  As a founder, Chairman and Chief Executive Officer of NorthStar Realty and as a founder of our company, Mr. Hamamoto offers our Board an intuitive perspective of the business and operations of the Company as a whole. Mr. Hamamoto also has significant experience in all aspects of the commercial real estate markets, which he gained initially as co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. Mr. Hamamoto is able to draw on his extensive knowledge to develop and articulate sustainable initiatives, operational risk management and strategic planning, which qualify him to serve as a director of the Company.
Stephen E. Cummings. Mr. Cummings has been one of our directors since June 2014. Mr. Cummings currently serves as Group Managing Director of UBS Investment Bank, a position he has held since September 2014 (having previously served as Head of Investment Banking-Americas Corporate Client Solutions from November 2012 to August 2014) and also serves as Chairman for the Investment Bank in the Americas for UBS Investment Bank, a position he started in April 2011. Beginning in May 2015, Mr. Cummings will become President and Chief Executive Officer of MUFG Union Bank, N.A., the banking subsidiary of MUFG Americas Holdings Corporation. Mr. Cummings will also have authority over all of The Bank of Tokyo-Mitsubishi UFJ’s (BTMU) U.S. businesses, including its New York branch and other branch offices. He will also become a member of the Board of Directors of MUFG Union Bank. From 2004 to 2008, Mr. Cummings was Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation’s Operating Committee. From 1998 to 2004, Mr. Cummings served in a number of different leadership roles at Wachovia (and First Union Corporation, a predecessor to Wachovia), including their Mergers and Acquisitions, Investment Banking and Capital Markets Divisions. Before joining Wachovia, Mr. Cummings served as Chairman and Chief Executive Officer of Bowles Hollowell Conner & Co. from 1993 to 1998. Mr. Cummings began his investment banking career in 1979 in the Corporate Finance Division of

Kidder, Peabody & Co. Incorporated in New York and joined Bowles Hollowell Conner & Co. in 1984. Mr. Cummings has a Bachelor of Arts in administrative science from Colby College and a Master of Business Administration from Columbia University Graduate School of Business.
Consideration for Recommendation:  Mr. Cummings has significant financial experience, developed through his roles as Group Managing Director, Head of Investment Banking-Americas Corporate Client Solutions and Chairman for the Investment Bank in the Americas for UBS Investment Bank, as well as Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation’s Operating Committee. Mr. Cummings has also served in a number of executive positions with oversight of financial operations, merger and acquisition and capital markets activities. As a business executive with senior management responsibilities, Mr. Cummings’s leadership and experience qualify him to serve as a director of the Company.
Judith A. Hannaway.  Ms. Hannaway has been one of our directors since June 2014. Ms. Hannaway also serves as a director of NorthStar Realty, a position she has held since September 2004. During the past five years, Ms. Hannaway has acted as a consultant to various financial institutions. Prior to acting as a consultant, Ms. Hannaway was previously employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed-end funds, off shore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody & Co. Incorporated as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody & Co. Incorporated in 1980 as a Real-Estate Product Manager. Ms. Hannaway holds a Bachelor of Arts from Newton College of the Sacred Heart and a Master of Business Administration from Simmons College Graduate Program in Management.
Consideration for Recommendation:  Ms. Hannaway has had significant experience at major financial institutions and has broad ranging financial services expertise and experience in the areas of financial reporting, risk management and alternative investment products. Ms. Hannaway’s financial-related experience qualifies her to serve as a director of the Company.
Oscar Junquera. Mr. Junquera has been one of our directors since June 2014. Mr. Junquera also serves as a director of HF2 Financial Management Inc. and Toroso Investments LLC. Mr. Junquera is the founder of PanMar Capital llc., a private equity firm specializing in the financial services industry and has been its Managing Partner since its formation in January 2008. Mr. Junquera worked on matters related to the formation of PanMar Capital llc. from July 2007 until December 2008. From 1980 until June 2007, Mr. Junquera was at PaineWebber, which was sold to UBS AG in 2000. He began at PaineWebber in the Investment Banking Division and was appointed Managing Director in 1988, Group Head-Financial Institutions in 1990 and a member of the Investment Banking Executive Committee in 1995. Following the sale of PaineWebber to UBS in 2000, Mr. Junquera was appointed Global Head of Asset Management Investment Banking at UBS and was responsible for establishing and building the bank’s franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management. Mr. Junquera has served on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a supporter of various other charitable organizations. He holds a Bachelor of Science from the University of Pennsylvania’s Wharton School and a Master of Business Administration from Harvard Business School.
Consideration for Recommendation: Mr. Junquera has over 25 years of investment banking experience, most recently as a Managing Director in the Global Financial Institutions Group at UBS Investment Bank and Global Head of Asset Management Investment Banking. Mr. Junquera’s experience covers a unique cross-section of strategic advisory and capital markets activities, including the structuring and distribution of investment funds and permanent capital vehicles, which qualifies him to serve as a director of the Company.
Justin Metz. Mr. Metz has been one of our directors since June 2014. Mr. Metz is also the Managing Principal of the Related Companies’ real estate fund management team, which he founded in April 2009, operating from offices in New York, Chicago, Boston, Dallas and Los Angeles and staffed with industry veterans. The fund management platform currently manages capital on behalf of sovereign wealth funds, public pension plans, multi-managers, endowments, Taft Hartley plans and family offices across the following strategies: distressed and value added real estate opportunities, origination and acquisition of construction and transitional loans and multifamily housing opportunities across the United States. Prior to joining Related Companies, Mr. Metz served as a Managing Director and Global Head of Real Estate Alternatives at Goldman Sachs. During his 12 years at Goldman Sachs, Mr. Metz held numerous positions of increasing responsibility and served on various boards and investment committees. Mr. Metz is a principal shareholder of Related Fund Management, LLC and Sousa Holdings, LLC. Mr. Metz holds a Bachelor of Arts from the University of Michigan.
Consideration for Recommendation: Mr. Metz has significant real estate investment experience, including 12 years of experience in acquisitions and development of real estate assets, securities and loans in North America, Europe and Asia at Goldman Sachs. Mr. Metz’s

real estate investment experience, coupled with his leadership experience from his service on various boards and investment committees, qualify him to serve as a director of the Company.
Wesley D. Minami.  Mr. Minami has been one of our directors since June 2014. Mr. Minami also serves as a director of NorthStar Realty, a position he has held since September 2004. Mr. Minami serves as Principal of Billy Casper Golf LLC, a position he has held since March 2012, and served as its President from 2003 until March 2012. From 2001 to 2002, he served as President of Charles E. Smith Residential Realty, Inc., a REIT that was listed on the NYSE. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. He resigned from this position after completing the transition and integration of Charles E. Smith Residential Realty, Inc. from an independent public company to a division of Archstone-Smith Trust, an apartment company that was listed on the NYSE. From 1997 to 2001, Mr. Minami worked as Chief Financial Officer and then Chief Operating Officer of Charles E. Smith Residential Realty, Inc. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems. Mr. Minami holds a Bachelor of Arts in Economics, with honors, from Grinnell College and a Master of Business Administration in Finance from the University of Chicago.
Consideration for Recommendation:  Mr. Minami, who has served as president of a publicly traded REIT, chief financial officer and chief operating officer of a real estate company and in various financial service capacities, brings corporate finance, operations, public company and executive leadership expertise to our Board. Mr. Minami’s diverse experience, real estate background and understanding of financial statements qualify him to serve as a director of the Company.
Louis J. Paglia.  Mr. Paglia has been one of our directors since June 2014. Mr. Paglia also serves as a director of NorthStar Realty, a position he has held since February 2006, and Arch Capital Group Ltd. (NASDAQ: ACGL), a position he has held since July 2014. Mr. Paglia founded Customer Choice LLC in April 2010, a data analytics company serving the electric utility industry. From April 2002 to March 2006, Mr. Paglia was the Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company. Mr. Paglia was also President of UIL Holdings’ investment subsidiaries. From July 2002 through April 2005, Mr. Paglia also served as UIL Holdings’ Chief Financial Officer. From 1999 to 2001, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company. Prior to 1999, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc. and Emisphere Technologies, Inc. Mr. Paglia received a Bachelor of Science from Massachusetts Institute of Technology and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.
Consideration for Recommendation:  Mr. Paglia brings a career of broad ranging financial expertise, having held several chief financial officer positions, including at three public companies. Mr. Paglia’s extensive accounting, finance and risk management expertise qualify him to serve as a director of the Company.
Corporate Governance Profile
We are committed to good corporate governance practices and, as such, we have adopted the corporate governance guidelines and codes of ethics discussed below to enhance our effectiveness.
Code of Ethics for Senior Financial Officers
We adopted a code of ethics for senior financial officers applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers of the Company. The code is available on our website at www.nsamgroup.com under the heading “Investor Relations—Corporate Governance.” Amendments to, and waivers from, the code of ethics for senior financial officers will be disclosed on our website at www.nsamgroup.com under the heading “Investor Relations—Corporate Governance.”
Code of Business Conduct and Ethics
We adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our code of business conduct and ethics prohibits employees from providing gifts, meals or anything of value to government officials or employees or members of their families without prior written approval from the Company’s General Counsel. The code is available on our website at www.nsamgroup.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Corporate Governance Guidelines
We adopted corporate governance guidelines to assist our Board in the exercise of its responsibilities. The corporate governance guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. In addition, our corporate governance guidelines provide that in any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her offer to resign to the Board for its consideration. The Nominating and Corporate Governance Committee will consider such offer and recommend to the Board whether to accept the offer to resign. No later than the next regularly scheduled Board meeting to be held at least ten days after the date of the election, the Board will decide whether to accept the offer to resign. The Board will promptly and publicly disclose its decision, which may be on the Company's website or by other means. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. A copy of our corporate governance guidelines may be found on our website at www.nsamgroup.com under the heading “Investor Relations—Corporate Governance” and are also available without charge to stockholders upon written request to: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Board Committees
Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and each of these standing committees has adopted a committee charter. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals referred to as “non-employee directors” in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and “outside directors” in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.
Since the spin-off on June 30, 2014, our Board met on three occasions. Each director then serving attended at least 75% of the aggregate number of meetings of our Board and of all committees on which he or she served.
The following table shows the current membership of the various committees:

Audit	Compensation	Nominating and Corporate Governance
Wesley D. Minami^*	Judith A. Hannaway*	Stephen E. Cummings*
Oscar Junquera	Oscar Junquera	Judith A. Hannaway
Louis J. Paglia^	Justin Metz	Wesley D. Minami
____________
*    Denotes Chairperson
^    Denotes Audit Committee Financial Expert
Audit Committee
The Audit Committee held three meetings in 2014 following the spin-off. Its report is included later within this proxy statement. Our Board has determined that all three members of the Audit Committee are independent and financially literate under the rules of the NYSE and that at least two members are “audit committee financial experts” as that term is defined by the SEC. Mr. Minami chairs the Audit Committee. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting our Board in its oversight of our internal controls over financial reporting.
A copy of the Audit Committee charter is available on our website at www.nsamgroup.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.

Compensation Committee
The Compensation Committee held two meetings in 2014 following the spin-off. Its report is included later within this proxy statement. Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. Ms. Hannaway chairs the Compensation Committee. The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering and monitoring our equity compensation plans, evaluating the performance of our executive officers and producing an annual report on executive compensation for inclusion in our annual meeting proxy statement. The Compensation Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Compensation Committee. The Compensation Committee reviews and approves proposals made by our Chief Executive Officer regarding total compensation of senior executives.
A copy of the Compensation Committee charter is available on our website at www.nsamgroup.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held one meeting in 2014 following the spin-off. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. Mr. Cummings chairs the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to our Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of our Board. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board’s performance as a whole and of the individual directors and reports thereon to our Board.
A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.nsamgroup.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks or employee participation on the Compensation Committee.
Director Independence
Of our seven directors being nominated for re-election, six have been determined by our Board to be independent for purposes of the NYSE listing standards. In determining director independence, our Board reviewed, among other things, any transactions or relationships that exist currently or that have existed since our incorporation between each director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent. Our Board also examined whether there were any transactions or relationships between each director and members of our senior management or our affiliates.
As a result of its review, our Board affirmatively determined that Messrs. Cummings, Junquera, Metz, Minami and Paglia and Ms. Hannaway are independent under the NYSE listing standards.
Board Leadership Structure; Meetings of Independent Directors
Our Board believes it is important to select its Chairman and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. After careful consideration, our Board believes that the most effective leadership structure for the Company at this time is for Mr. Hamamoto to serve as both our Chairman and Chief Executive

Officer. Mr. Hamamoto’s combined role as Chairman and Chief Executive Officer creates a firm link between management and our Board and provides unified leadership for carrying out the Company’s strategic initiatives and business plans. Our Board continually evaluates the Company’s leadership structure and could in the future decide not to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company.
To promote the independence of our Board and appropriate oversight of management, the independent directors select a Lead Non-Management Director, currently Ms. Hannaway, to facilitate free and open discussion and communication among the independent directors of our Board and management. The Lead Non-Management Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Lead Non-Management Director or any of our other independent directors. In 2014, following the spin-off, our independent directors met twice in executive session without management present following Board meetings. Our Lead Non-Management Director sets the agenda for these meetings and discusses issues that arise during those meetings with our Chairman. Our Lead Non-Management Director also discusses with our Chairman and Secretary Board meeting agendas and may request the inclusion of additional agenda items for meetings of our Board. It is expected, as provided in our corporate governance guidelines, that the individual who serves as the Lead Non-Management Director shall rotate every two years.
Communications with Directors
Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Lead Non-Management Director, any member or all members of our Board by mail. To communicate with our Board, any individual director or any group or committee of directors, correspondence should be addressed to our Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of our General Counsel at NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022.
All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, the office of the General Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of the copies of such forms we received or written representations from certain reporting persons that no filings on such forms were required for those persons, we believe that all such filings required to be made during and with respect to the fiscal year ended December 31, 2014 by Section 16(a) of the Exchange Act were timely made.
Director Nomination Procedures
The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on our Board should have demonstrated an ability to make a meaningful contribution to our Board’s oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to our Board based on, among other things, its evaluation of a candidate’s experience and skills, relevant industry background and knowledge, integrity, ability to make independent analytical inquiries and a willingness to devote adequate time and effort to Board responsibilities. In addition to the criteria set forth above, when identifying and selecting nominees for our Board, the Nominating and Corporate Governance Committee does not have a specific diversity policy with respect to the director nomination process, but strives to create diversity in perspective, background and experience in our Board as a whole and seeks to have our Board nominate candidates who have such diverse perspectives, backgrounds and experiences.
In the future, the Nominating and Corporate Governance Committee intends to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The Nominating and Corporate Governance Committee also, from time-to-time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

The Nominating and Corporate Governance Committee anticipates that once a person has been identified as a potential candidate, the Nominating and Corporate Governance Committee will collect and review publicly-available information regarding such person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Nominating and Corporate Governance Committee will contact the person. If the person expresses a willingness to be considered and to serve on our Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.
The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates that have followed the procedures for nominating directors set forth in our Amended and Restated Bylaws, or our bylaws. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Asset Management Group Inc., 399 Park Avenue, 18th Floor, New York, New York 10022. Director recommendations submitted by stockholders must comply with the procedures set forth in our bylaws, as such may be amended from time-to-time, including providing the following:

•	the name, age and business address of the individual(s) recommended for nomination;

•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;

•
whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and

•
all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The foregoing is a summary only and you should refer to our bylaws for a full description of the procedures required to nominate a director. The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Nominating and Corporate Governance Committee.
Risk Oversight
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is transmitted to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. Members of our management team generally attend all Board meetings and management is readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.
Director Attendance at Annual Meeting
We do not currently maintain a policy requiring our directors to attend the annual meeting of stockholders. The 2015 annual meeting of stockholders is our first annual meeting as an independent public company.

Directors Offer of Resignation Policy
Whenever a member of our Board: (i) accepts a position with a company that is competitive to the business(es) then engaged in by the Company; or (ii) violates our code of business conduct and ethics, corporate governance guidelines or any other Company policy applicable to members of our Board, pursuant to our resignation policy, he or she is to offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that the Nominating and Corporate Governance Committee deems appropriate under the circumstances, including, without limitation, any requirement of the NYSE or any rule or regulation promulgated under the Exchange Act, and will recommend to our Board the action to be taken with respect to any resignation offer.
In addition, our corporate governance guidelines provide that in any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her offer to resign to the Board for its consideration. The Nominating and Corporate Governance Committee will consider such offer and recommend to the Board whether to accept the offer to resign. No later than the next regularly scheduled Board meeting to be held at least ten days after the date of the election, the Board will decide whether to accept the offer to resign. The Board will promptly and publicly disclose its decision, which may be on the Company's website or by other means. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Chief Executive Officer Succession Plan
Our Board has adopted a succession plan, which it intends to review periodically, with respect to selecting a successor to our Chief Executive Officer.
EXECUTIVE OFFICERS
Our executive officers are appointed annually by our Board and serve at the discretion of our Board. Set forth below is information, as of the date of this proxy statement, regarding our current executive officers:

Name	Age	Position
David T. Hamamoto	55	Chairman and Chief Executive Officer
Albert Tylis	41	President
Daniel R. Gilbert	45	Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd, our wholly-owned subsidiary
Debra A. Hess	51	Chief Financial Officer
Ronald J. Lieberman	45	Executive Vice President, General Counsel and Secretary
Set forth below is biographical information regarding each of our current executive officers, other than Mr. Hamamoto, whose biographical information is provided above under “Board of Directors.”
Albert Tylis.  Mr. Tylis is our President, a position he has held since January 2014. He has served as President of NorthStar Realty since January 2013, a position he maintains as a co-employee. Prior to his current position at NorthStar Realty, Mr. Tylis served as Co-President of NorthStar Realty from April 2011 until January 2013, Chief Operating Officer of NorthStar Realty from January 2010 until January 2013, Secretary of NorthStar Realty from April 2006 until January 2013, an Executive Vice President of NorthStar Realty from April 2006 until April 2011 and General Counsel of NorthStar Realty from April 2006 to April 2011. Mr. Tylis served as Chief Operating Officer of NorthStar Income from October 2010 until January 2013 and as General Counsel and Secretary of NorthStar Income from October 2010 until April 2011. He also served as Chairman of NorthStar Healthcare from April 2011 until January 2013 and as General Counsel and Secretary of NorthStar Healthcare from October 2010 until April 2011. Mr. Tylis also serves as a member of the advisory committee of RXR Realty, a position he has held since December 2013. Prior to joining NorthStar Realty in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute. From September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the

Transactions Group, the Banking, Business and Public Finance Group and supported the firm’s Real Estate Group. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School.
Daniel R. Gilbert.  Mr. Gilbert is Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd, a wholly-owned subsidiary of the Company, a position he has held since June 2014. Mr. Gilbert has served as Chief Investment and Operating Officer of NorthStar Realty since January 2013, a position he maintains as a co-employee. Mr. Gilbert has served as the Chief Executive Officer and President of NorthStar Income, since January 2013 and March 2011, respectively (having previously served as its Chief Investment Officer from January 2009 through January 2013). Mr. Gilbert serves as the Executive Chairman of NorthStar Healthcare, a position he has held since January 2014, and served as its Chief Executive Officer from August 2012 to January 2014 and Chief Investment Officer from October 2010 through February 2012. Mr. Gilbert also serves as the Chief Executive Officer and President of NorthStar Income II, a position he has held since October 2010. Mr. Gilbert further serves as the Chief Executive Officer and President of NorthStar/RXR New York Metro, a position he has held since March 2014. Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital Investment Corp. a predecessor company. Prior to that role, Mr. Gilbert was with Merrill Lynch & Co. in its Global Principal Investments and Commercial Real Estate Department and prior to joining Merrill Lynch, held accounting and legal-related positions at Prudential Securities Incorporated. Mr. Gilbert holds a Bachelor of Arts degree from Union College in Schenectady, New York.
Debra A. Hess.  Ms. Hess is our Chief Financial Officer, a position she has held since January 2014. Ms. Hess has served as Chief Financial Officer of NorthStar Realty since July 2011, a position she maintains as a co-employee. Ms. Hess serves as Chief Financial Officer and Treasurer of NorthStar Income, a position she has held since October 2011. Ms. Hess serves as Chief Financial Officer and Treasurer of NorthStar Healthcare, a position she has held since March 2012. Ms. Hess also serves as Chief Financial Officer and Treasurer of NorthStar Income II, a position she has held since December 2012. Ms. Hess further serves as Chief Financial Officer and Treasurer of NorthStar/RXR New York Metro, a position she has held since March 2014. Ms. Hess has significant financial, accounting and compliance experience at public companies. Prior to joining NorthStar Realty, Ms. Hess served as Chief Financial Officer and Compliance Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’s Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University in New York, New York.
Ronald J. Lieberman.  Mr. Lieberman is our Executive Vice President, General Counsel and Secretary, a position he has held since January 2014. Mr. Lieberman has served as NorthStar Realty’s Executive Vice President, General Counsel and Secretary since April 2012, April 2011 and January 2013, respectively, positions he maintains as a co-employee. Mr. Lieberman previously served as Assistant Secretary of NorthStar Realty from April 2011 until January 2013. Mr. Lieberman serves as NorthStar Income's Executive Vice President (a position he has held since January 2013), General Counsel and Secretary (positions he has held since October 2011). Mr. Lieberman serves as NorthStar Healthcare's Executive Vice President (a position he has held since January 2013), General Counsel and Secretary (positions he has held since April 2011). Mr. Lieberman also serves as NorthStar Income II's Executive Vice President (a position he has held since March 2013), General Counsel and Secretary (positions he has held since December 2012). Mr. Lieberman further serves as Executive Vice President, General Counsel and Secretary for NorthStar/RXR New York Metro, positions he has held since March 2014. Mr. Lieberman also currently serves on the Executive Committee of American Healthcare Investors, LLC. Prior to joining NorthStar Realty, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman was the associate general counsel at Entrade, Inc., during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Discussion and Analysis
General
This section describes the process that the Compensation Committee undertakes and the factors it considers in determining the appropriate compensation for our named executive officers. The Compensation Committee is responsible for establishing and monitoring compensation programs and for evaluating the performance of our named executive officers. The Compensation Committee reviews and approves individual salaries, bonuses and other equity-based awards for each of our named executive officers.
We became an independent public company on June 30, 2014, following NorthStar Realty’s spin-off of its asset management business. We, through our affiliates, now manage NorthStar Realty and NorthStar Realty’s previously sponsored non-traded REITs, NorthStar Income, NorthStar Healthcare, NorthStar Income II and NorthStar/RXR New York Metro, and we also now own NorthStar Realty Securities, LLC, a captive broker-dealer platform. Our total assets under management as of December 31, 2014 was approximately $21.7 billion (including investments that NorthStar Realty acquired or committed to acquired subsequent to December 31, 2014). Since July 1, 2014, we have increased our fee earning base by $4.5 billion, comprised of $3.4 billion of equity raised at NorthStar Realty and $1.1 billion of equity raised at our Sponsored Companies.
Our management team performed exceptionally well during our inaugural year, creating a premier asset manager with a fast growing global presence. NorthStar Realty, a diversified, publicly traded REIT with $18.5 billion of assets, issued $2.6 billion of corporate capital and committed to $12 billion of investments during 2014, with significant expansion in healthcare, hotels and international properties. NorthStar Realty also recently announced plans for a potential spin-off of its pan-European real estate business into a separate publicly traded REIT. We also completed an acquisition of an approximate 44% interest in American Healthcare Investors LLC, a healthcare-focused real estate investment management firm, in December 2014. In addition, we completed an acquisition of an approximate 45% interest in Island Hospitality Management Inc., a leading, independent select service hotel management company, in January 2015.
As of December 31, 2014, we had a total market capitalization of $4.4 billion. Our total stockholder return since the spin-off was 28%. Additionally, the chart below presents a comparison of our cumulative total stockholder return to the Russell 2000 Index and the SNL U.S. Asset Management Index for the period since we were spun-off from NorthStar Realty to December 31, 2014.
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(1)
The graph assumes an investment of $100 on June 30, 2014 and the reinvestment of any dividends.  The stock price performance shown on this graph is not necessarily indicative of future price performance.  The information in the graph and the table above was obtained from SNL Financial LC.

In addition, the spin-off itself unlocked significant value for NorthStar Realty’s stockholders, which became our stockholders upon completion of the spin-off. NorthStar Realty’s total stockholder return from the announcement of the spin-off through December 31, 2014 was 94%. The market capitalization of NorthStar Realty increased from $3.2 billion immediately prior to the announcement of the spin-off to, together with the market capitalization of the Company, $10.8 billion as of December 31, 2014. The Compensation Committee believes that management’s strong performance last year, including in connection with the spin-off, and over the last several years has been a critical component of our success, both on an absolute basis and relative to similarly situated companies.

The compensation we pay to our named executive officers in the future will, in part, compensate such named executive officers on behalf of our Managed Companies. We may be entitled to reimbursement by certain of our Managed Companies related to the compensation or severance that we pay to executive officers of our Managed Companies. In addition, we may cause NorthStar Realty, pursuant to our management agreement, to issue up to 50% of our long-term bonus or other compensation that the Compensation Committee determines should be paid and/or settled in the form of equity to executives, employees and service providers of our manager, including our named executive officers.
At the discretion of the Compensation Committee, subject to above, compensation may be granted in shares of our or NorthStar Realty’s restricted stock, restricted stock units, or RSUs, long-term incentive plan units, or LTIP units, or other forms of equity compensation or stock-based awards, provided that if at any time a sufficient number of shares of common stock are not available for issuance under our or NorthStar Realty’s equity compensation plan (as in effect from time-to-time), such equity compensation shall be paid in the form of RSUs, LTIP units or such other securities that may be settled by us in cash.
Compensation Policies and Objectives
Our executive compensation programs for 2014 were designed and established by the Compensation Committee of the board of directors of NorthStar Realty, or the NRF Compensation Committee. The NRF Compensation Committee has designed our executive compensation programs with the intention of incentivizing long-term superior performance. Our compensation programs have been designed to link compensation with performance and to provide competitive levels of compensation relative to our peers and other companies that may compete for the services of our executive officers. Prior to the spin-off, NorthStar Realty historically compensated our executive officers through a mix of base salary, bonus (both cash and equity based) and long-term equity compensation and that mix was retained following the spin-off. The NRF Compensation Committee initially established and the Compensation Committee has retained the following primary objectives in determining the compensation of our executive officers:

•	to align our executive officers’ interests with the long-term interests of our stockholders;

•	to provide rewards consistent with corporate performance;

•	to attract and retain highly qualified executives that we expect to contribute to our success by paying competitive levels of compensation; and

•	to motivate executives to contribute to the achievement of shifting corporate and business goals, as well as individual goals.
In connection with the spin-off, the NRF Compensation Committee structured the NorthStar Asset Management Group Inc. Executive Incentive Bonus Plan, or the NSAM Incentive Plan, to be very similar to the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan, or the NRF Incentive Plan, that had been used historically by NorthStar Realty. With the adoption of the NSAM Incentive Plan and the creation of performance metrics annually under these plans, the Compensation Committee believes that it and the NRF Compensation Committee have closely tied the compensation for executive officers to our performance, closely aligned management’s interests with those of stockholders, created both long-term and short-term goals and objectives and potentially created a meaningful retention tool for executive officers. Additionally, the Compensation Committee believes that the NRF Incentive Plan and NSAM Incentive Plan provide a competitive compensation framework for a management team that has performed at a high level for an extended period of time and markedly outperformed companies in its competitive space.
Compensation Consultant and Benchmarking
The Compensation Committee approves all compensation and equity awards for our named executive officers, which in 2014 included our Chief Executive Officer, President, Chief Investment and Operating Officer, Chief Financial Officer and Executive Vice President, General Counsel and Secretary. The Compensation Committee largely considers compensation for our executive officers in light of competitive compensation levels, among other factors, and has sole authority to retain compensation consultants to assist in the evaluation of executive officer compensation. Prior to the spin-off, the NRF Compensation Committee engaged Towers Watson as its independent compensation consultant and used Towers Watson’s compensation consulting services with respect to 2014 compensation. Towers Watson did not provide services to the Company other than relating to its role as a compensation consultant. In evaluating compensation for our executive officers for 2014, establishing the NSAM Incentive Plan and the structure of 2014 awards thereunder and determining the equity awards to be granted in connection with the spin-off, the NRF Compensation Committee relied on materials prepared by Towers Watson.
In connection with the establishment of the NSAM Incentive Plan and the structure of 2014 awards thereunder, Towers Watson reviewed historical results of comparative groups of asset management firms to help the NRF Compensation Committee assess our and NorthStar Realty’s operations and performance and pay levels in comparison to these firms. In connection with the equity awards made to our named executive officers in connection with the spin-off, Towers Watson reviewed market practices from several recent corporate spin-off transactions, including transactions within and outside of the real estate industry, to help the NRF Compensation

Committee determine appropriate amounts and terms of these equity awards. The NRF Compensation Committee did not target a singular percentile or range of percentiles to be used in determining the amount of our named executive officer compensation and did not base the structure of our compensation programs for our named executive officers on that of any particular firm or group of firms. Instead, the NRF Compensation Committee used this information generally to assist it in understanding the compensation practices of similar types of companies and companies undergoing transactions similar to the spin-off, NorthStar Realty’s relative performance compared to these companies and how NorthStar Realty’s compensation programs compare to these companies.
Process for Determining Compensation Awards
The Compensation Committee’s role in determining executive compensation in 2014 for our named executive officers was largely administrative, as all of our executive compensation programs relied upon formulaic measures of performance that were established prior to the spin-off. The following principally describes the process undertaken by the NRF Compensation Committee in establishing our executive compensation programs for 2014.
In determining compensation for 2014 and long-term compensation arrangements, the NRF Compensation Committee worked with Towers Watson and our management to establish the terms of and formulate performance metrics under the NSAM Incentive Plan.
As a result of the anticipated spin-off and the desire to avoid having separate incentive compensation arrangements govern 2014 performance relating to periods before and after the spin-off, the NRF Compensation Committee decided to establish the NSAM Incentive Plan as a new incentive compensation plan to govern incentive compensation for 2014 for our named executive officers. In early 2014, members of our management, including our Chief Executive Officer and President, discussed the proposed terms of the NSAM Incentive Plan and the structure of 2014 awards thereunder with the NRF Compensation Committee. The NSAM Incentive Plan was designed to have a similar structure as the NRF Incentive Plan, but to replace the funding mechanism from a formula based on NorthStar Realty’s equity capital and adjusted funds from operations, or AFFO, above a stated hurdle to a formula based on our revenues, which was believed to be a more appropriate funding mechanism for the Company following the spin-off. The NRF Compensation Committee engaged Towers Watson to review and assess the proposed NSAM Incentive Plan and 2014 awards thereunder. Towers Watson reviewed the proposed NSAM Incentive Plan and 2014 awards thereunder, provided the NRF Compensation Committee with a formal presentation regarding its review and engaged in direct discussions with the NRF Compensation Committee regarding the proposed NSAM Incentive Plan and 2014 awards thereunder. Following this review and additional discussions with management, in early 2014, the NRF Compensation Committee approved the final NSAM Incentive Plan and the awards to our named executive officers thereunder. The NRF Compensation Committee discussed the proposed 2014 award allocations and metrics under the NSAM Incentive Plan with our Chief Executive Officer and President and sought their recommendations regarding the compensation of the other executive officers. Following the establishment of the NSAM Incentive Plan and granting of awards for 2014, the spin-off occurred and, as a result, the Compensation Committee became the administrator of this plan.
In early 2015, the portion of the annual bonuses and long-term bonuses to be paid to our named executive officers were determined by the Compensation Committee based on the achievement of the pre-established goals incorporated into the 2014 awards.
In early 2014, the NRF Compensation Committee also engaged Towers Watson to review the proposed equity awards to be made to our named executive officers in connection with the spin-off. Members of our management, including our Chief Executive Officer and President, discussed the proposed amounts and terms of the equity grants to be made to our named executive officers in connection with the spin-off with the NRF Compensation Committee. Towers Watson reviewed the proposed equity awards thereunder, provided the NRF Compensation Committee with a formal presentation regarding its review and engaged in direct discussions with the NRF Compensation Committee regarding the proposed equity awards. Following this review and additional discussions with management, in early 2014, the NRF Compensation Committee approved the equity awards to be made to our named executive officers in connection with the spin-off, which were one-time grants intended to provide long-term incentives to our named executive officers following the spin-off and align their interests with those of our stockholders.
Compensation Risks
We have concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company. Our conclusion was based primarily on the following findings:

•	significant weighting towards long-term incentive compensation discourages short-term risk-taking;

•
performance goals are set to avoid creating incentives for excessive risk-taking, reflect a balanced mix of goals aligned with our strategic objectives and provide a comprehensive framework for assessing performance;

•
there are downside risks associated with pursuing poor business/strategic alternatives, including failure to meet targets under the NSAM Incentive Plan and a decline in stock price for previously granted equity awards that have not yet vested;

•	vesting schedules for equity awards result in management having a significant amount of unvested awards at any given time;

•	we maintain a clawback policy as described elsewhere in this proxy statement; and

•
equity ownership guidelines require management to hold a certain amount of our equity, such that an appropriate portion of each senior officer’s personal wealth is aligned with our long-term performance.

Elements of Compensation
The key elements of our executive compensation program are as follows:
Base Salary
The Compensation Committee’s base salary determinations are generally dependent upon the scope of each named executive officer’s responsibilities, experience and expected performance and contributions to our business, as well as contractual obligations that we have entered into with our executive officers. For 2014, the annual base salaries for our named executive officers were as follows, which were the same as annual base salaries for NorthStar Realty for 2013: Mr. Hamamoto – $1,050,000; Mr. Tylis and Mr. Gilbert – $600,000; Ms. Hess – $575,000; and Mr. Lieberman – $500,000. These annual base salaries were the minimum base salaries that we negotiated with these executive officers in connection with their employment agreements that were entered into in connection with the spin-off. In accordance with these employment agreements, the actual annual base salaries we paid to each of our named executive officers was reduced by the amount of annual base salary that each received from NorthStar Realty during the same time period.
2014 Bonuses
In determining bonuses for 2014, the Compensation Committee looked solely to the amounts payable pursuant to the NSAM Incentive Plan that we were obligated to pay to our named executive officers, which consisted exclusively of amounts payable pursuant to pre-established, performance-based goals. In adopting and designing the NSAM Incentive Plan and establishing award opportunities for 2014, the NRF Compensation Committee considered, among other things, compensation payable in the real estate industry and for asset management firms, including under management contracts for externally-advised REITs, the long-term interests of stockholders and the alignment of those interests with the interests of our management team.
NSAM Incentive Plan Overview
In anticipation of the spin-off, in March 2014, the NRF Compensation Committee approved the NSAM Incentive Plan, which was adopted by the Company. The NSAM Incentive Plan established the general parameters of NorthStar Realty’s incentive bonus program for its named executive officers prior to the spin-off and our incentive bonus program following the spin-off. The NSAM Incentive Plan is similar in structure to the NRF Incentive Plan. Prior to the completion of the spin-off, the NRF Compensation Committee was responsible for administering the NSAM Incentive Plan. Following the completion of the spin-off, the Compensation Committee has been responsible for administering the NSAM Incentive Plan.
Under the NSAM Incentive Plan, for each plan year, the administrator will establish two bonus pools (an annual cash bonus pool and a long-term bonus pool), award a bonus pool percentage or percentages to each participant with respect to such bonus pools (i.e., the percentage of such pool that the participant will be eligible to receive as either an annual bonus or a long-term bonus, if applicable criteria are achieved) and establish performance goals, vesting requirements and other terms and conditions applicable to such bonuses.
If awarded an annual bonus pool percentage by the administrator for a plan year, a participant will be eligible to receive an annual bonus with respect to such plan year. A participant’s maximum annual bonus will equal the product of the participant’s annual bonus pool percentage and the annual cash bonus pool. The actual amount of annual bonuses will be tied to our achievement of performance goals established by the administrator. The administrator shall determine the relevant performance goals and the relative weighting of such goals, generally within the first 90 days of the plan year. The relative weighting and payout ranges for annual bonuses will be set forth in a participant’s bonus award notice for the year. Within 60 days following the end of a plan year, the administrator will certify whether and to what extent the applicable performance goals have been met and determine the actual amount of the annual bonuses payable with respect to such year. A participant will be eligible to receive an annual bonus if the participant was employed through December 31 of the plan year.
If awarded a long-term bonus pool percentage, a participant will be eligible to receive a long-term bonus with respect to such plan year. Long-term bonuses may be paid in cash and/or in the form of equity interests in the Company, NorthStar Realty or one of their respective subsidiaries, as determined by the administrator. The vesting, payment and/or the amount of a participant’s long-term bonus for a plan year may be tied to the achievement of performance goals for the relevant long-term bonus performance period, a participant’s continued employment with the Company for such period and/or such other criteria as may be established by the administrator and set forth in participants’ bonus award notices for such plan year. Performance goals for each long-term bonus performance period shall be determined by the administrator generally within 90 days after the beginning of the plan year. The administrator may establish ranges within such performance goals that correspond to the payout of different fixed percentages of the maximum long-term bonus that a participant is eligible to receive. Equity awards granted with respect to long-term bonuses may also be subject to additional no-sale restrictions as determined by the administrator.
2014 Awards under the NSAM Incentive Plan
Annual Cash Bonus
For the 2014 plan year, the NRF Compensation Committee: (i) established an annual cash bonus pool with respect to annual bonuses under the NSAM Incentive Plan equal to 17% of our revenues, determined on a pro forma basis, giving effect to the spin-off as if it occurred on January 1, 2014; and (ii) awarded annual bonus pool percentages to our named executive officers. Each executive’s annual bonus pool percentage for the 2014 plan year was equal to the percentage awarded to that executive divided by the total percentages awarded to all executives. For the 2014 plan year, the NRF Compensation Committee awarded the following percentages to our named executive officers: Mr. Hamamoto – 12.0%; Mr. Tylis – 8.0%; Mr. Gilbert – 8.0%; Ms. Hess – 2.7%; and Mr. Lieberman – 1.4%.
The actual amount of our named executive officers’ 2014 annual cash bonuses under the NSAM Incentive Plan was based on our achievement of the following performance goals based on cash available for distribution, or CAD, of the Company and NorthStar Realty, capital raising by our Sponsored Companies and the closing of the spin-off:

Performance and Pay-Out Level(1)	CAD Target	Closing of Spin-off(2)	Sponsored Companies Capital Raise Target
100%	$2.10 per share or greater	Closing prior to December 31, 2014	$800 million or greater
25%	$1.80 per share or greater	n/a	$500 million or greater
0%	Less than $1.80 per share	Not closing prior to December 31, 2014	Less than $500 million
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(1)	Linear interpolation applies for performance between the levels set forth below.

(2)	Plus minimum CAD or Sponsored Companies' capital raise targets.
The following table presents the percentage of each executive’s 2014 annual cash bonus that was to be based on the achievement of each of these performance goals:

Name	CAD Target	Closing of Spin-Off(1)	Sponsored Companies Capital Raise Target
David T. Hamamoto	50%	40%	10%
Albert Tylis	50%	40%	10%
Daniel R. Gilbert	40%	40%	20%
Debra A. Hess	45%	40%	15%
Ronald J. Lieberman	45%	40%	15%
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(1)	Plus minimum CAD or Sponsored Companies' capital raise targets.
For 2014, based on actual results, the maximum performance and pay-out level was achieved for each of the three performance goals established for the 2014 annual cash bonuses. As a result, each of our named executive officers earned 100% of his or her share of the annual cash bonus pool for 2014. Pursuant to the employee matters agreement that we entered into with NorthStar Realty in connection with the spin-off, NorthStar Realty agreed that it would have the duty and obligation to make the cash bonus portion of any incentive payment to our employees for services they performed as employees of NorthStar Realty during 2014 prior to the spin-off. As a result, NorthStar Realty was responsible for paying 50% of the 2014 annual cash bonuses earned by our named executive officers under the NSAM Incentive Plan, representing the 50% of 2014 prior to the occurrence of the spin-off when our named executive officers were performing services exclusively as employees of NorthStar Realty. The 2014 annual cash bonuses we paid to our named executive officers, representing 50% of the total 2014 annual cash bonuses payable to our named executive officers under the NSAM Incentive Plan, were as follows: Mr. Hamamoto – $6,958,561; Mr. Tylis – $4,639,041; Mr. Gilbert – $4,639,041; Ms. Hess – $1,565,676; and Mr. Lieberman – $811,832.
Long-Term Bonus
For the 2014 plan year, the NRF Compensation Committee: (i) established a long-term bonus pool with respect to long-term bonuses under the NSAM Incentive Plan equal to 1.5 times the bonus pool established with respect to annual cash bonuses; and

(ii) awarded long-term bonus pool percentages to our named executive officers. Each executive’s long-term bonus pool percentage for the 2014 plan year was equal to the percentage awarded to that executive divided by the total percentages awarded to all executives. For the 2014 plan year, the administrator awarded the following percentages to our named executive officers: Mr. Hamamoto – 18.0%; Mr. Tylis – 12.0%; Mr. Gilbert – 12.0%; Ms. Hess – 3.3%; and Mr. Lieberman – 1.6%.
As with annual cash bonuses, long-term bonuses are intended to compensate our named executive officers for their performance and the performance of the Company. Additionally, long-term bonuses are also designed to strengthen our ability to retain talented executives and align their interests with those of our stockholders. The Compensation Committee views full-value equity awards as a proper way to align our named executive officers’ interests with those of our stockholders.
For the 2014 plan year, long-term bonuses were payable in equity-based awards of the Company and NorthStar Realty and subject to performance-based and/or time-based vesting conditions over the four-year performance period from January 1, 2014 through December 31, 2017 as summarized in the table below:

Type of Award	Approximate Percentage of Long-Term Bonus	Vesting/Performance Goals
NSAM Performance Award (NSAM common stock)	31.65%
Grant subject to achievement of CAD target or Sponsored Companies' capital raise target for 2014. If granted, the award will vest on December 31, 2014, 2015, 2016 and 2017, subject to continued employment.

NRF Time-Based Award (NRF LTIP units)	31.65%	Grant not subject to achievement of performance hurdles. Vests on December 31, 2014, 2015, 2016 and 2017, subject to continued employment.
NSAM TSR Award (NSAM performance common stock)	18.35%
Vests if and to the extent that the Company achieves pre-established total stockholder return, or TSR, hurdles during the performance period, subject to continued employment through the end of the performance period.

NRF TSR Award (NRF RSUs)	18.35%	Vests if and to the extent that NorthStar Realty achieves pre-established TSR hurdles during the performance period, subject to continued employment through the end of the performance period.
The NSAM Performance Awards and the NRF Time-Based Awards collectively accounted for approximately 63.30% of the long-term bonuses, and the size of each award was intended to account for approximately 31.65% of the long-term bonuses. The dollar amount of the NSAM Performance Awards was based on approximately 31.65% of a long-term bonus pool calculated based on our annualized revenues for 2014 based on our revenues for the second and third quarters of 2014, determined on a pro forma basis, giving effect to the spin-off as if it occurred on January 1, 2014. The performance hurdle established for the NSAM Performance Award was the combined CAD of the Company and NorthStar Realty equal to at least $1.80 per share based on annualized result for the third quarter of 2014 or gross proceeds received by the Sponsored Companies equal to at least $500 million based on annualized result for either the third quarter of 2014 or the second and third quarters of 2014. This performance hurdle was satisfied. The NRF Time-Based Awards equaled 63.30% of the long-term bonus pool less the dollar amount attributable to the NSAM Performance Awards.
The following types of equity were utilized for the long-term bonuses for 2014:

Type of Award	Form of Equity
NSAM Performance Award	NSAM common stock
NRF Time-Based Award	Deferred LTIP units in NorthStar Realty’s operating partnership
NSAM TSR Award	NSAM performance common stock (converting to NSAM common stock upon vesting)
NRF TSR Award	NorthStar Realty RSUs
The actual number of shares, deferred LTIP units or RSUs, as applicable, granted pursuant to each type of award was based on the dollar amount of the applicable portion of the long-term bonus divided by the 20-day average closing price of our common stock or NorthStar Realty’s common stock, as applicable, on the last day of the 2014 plan year. Based on the actual long-term bonus pool for 2014 and because we satisfied the applicable performance hurdle, our named executive officers received the following number of restricted shares of our common stock for the NSAM Performance Award: Mr. Hamamoto – 305,158; Mr. Tylis – 203,439; Mr. Gilbert – 203,439; Ms. Hess – 55,946; and Mr. Lieberman – 27,125. Based on the actual long-term bonus pool for 2014, our named executive officers received the following number of deferred LTIP units in NorthStar Realty’s operating partnership for the NRF Time-Based Award: Mr. Hamamoto – 398,469; Mr. Tylis – 265,646; Mr. Gilbert – 265,646; Ms. Hess – 73,053; and Mr. Lieberman – 35,419. Deferred LTIP units in NorthStar Realty’s operating partnership are equity awards representing the right to receive either LTIP units in NorthStar Realty’s operating partnership or, if such LTIP units are not available, upon settlement of the award, shares of NorthStar Realty common stock. As noted above, these deferred LTIP units are subject to vesting over four years, with a pro rata portion vesting on each of December 31, 2014, 2015, 2016 and 2017, subject to continued employment through such vesting date.

Based on the actual long-term bonus pool for 2014, our named executive officers received the following number of RSUs for the NSAM TSR Award: Mr. Hamamoto – 182,242; Mr. Tylis – 121,495; Mr. Gilbert – 121,495; Ms. Hess – 33,411; and Mr. Lieberman – 16,199. As noted above, these RSUs will only vest if and to the extent that the Company achieves the following TSR hurdles for the performance period from January 1, 2014 through December 31, 2017 that were established when participation percentages were first granted to our named executive officers for the 2014 plan year and employment continues through the end of the performance period:

Performance and Pay-Out Level(1)	TSR Target (4-year cumulative)(2)
100% of Shares	12.0% or greater TSR for the period from January 1, 2014 through December 31, 2017
25% of Shares	6.0% TSR for the period from January 1, 2014 through December 31, 2017
0% of Shares	Less than 6.0% TSR for the period from January 1, 2014 through December 31, 2017
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(1)Linear interpolation applies for performance between the levels set forth below.
(2)In order to adjust for the spin-off, TSR is measured based on an initial stock price of $9.52 per share.
Based on the actual long-term bonus pool for 2014, our named executive officers received the following number of RSUs for the NRF TSR Award: Mr. Hamamoto – 224,474; Mr. Tylis – 149,649; Mr. Gilbert – 149,649; Ms. Hess – 41,154; and Mr. Lieberman – 19,953. As noted above, these RSUs will only vest if and to the extent that NorthStar Realty achieves the following TSR hurdles for the performance period from January 1, 2014 through December 31, 2017 that were established when participation percentages were first granted to our named executive officers for the 2014 plan year and employment continues through the end of the performance period:

Performance and Pay-Out Level(1)	TSR Target (4-year cumulative)(2)
100% of NorthStar Realty RSUs	12.0% or greater TSR for the period from January 1, 2014 through December 31, 2017
25% of NorthStar Realty RSUs	6.0% TSR for the period from January 1, 2014 through December 31, 2017
0% of NorthStar Realty RSUs	Less than 6.0% TSR for the period from January 1, 2014 through December 31, 2017
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(1)	Linear interpolation applies for performance between the levels set forth below.

(2)
In order to adjust for the spin-off, TSR is measured based on an initial stock price of $14.28 per share and TSR at the end of the performance period will not include the value of our common stock distributed in the spin-off.

Neither the performance common stock issued pursuant to the NSAM TSR Award nor the NorthStar Realty RSUs issued pursuant to the NRF TSR Award will entitle the executive to receive distributions or distribution equivalents before performance-based vesting has occurred. Upon the conclusion of the four-year performance period ending December 31, 2017, each named executive officer will also receive the distributions that would have been paid (for each share or RSU actually earned) with respect to a share of NorthStar Realty common stock or our common stock, as applicable, during the second, third and fourth year of such four-year performance period.
Spin-Off Grants
In connection with the spin-off, the NRF Compensation Committee approved the granting of RSUs to be settled in our common stock to each of our named executive officers. These RSUs were granted in recognition of the extraordinary returns that management had generated for stockholders in connection with the spin-off and in order to provide long-term incentives to our named executive officers following the spin-off and align their interests with those of our stockholders. All of these RSUs vest over four years and are subject to the achievement of performance-based vesting conditions. 40% of these RSUs, which we refer to as the NSAM Performance RSUs, are subject to the achievement of performance-based hurdles relating to CAD and the Sponsored Companies' capital raising. 30% of these RSUs, which we refer to as the Absolute TSR RSUs, are subject to the achievement of performance-based hurdles relating to our absolute TSR. The remaining 30% of these RSUs, which we refer to as the Relative TSR RSUs, are subject to the achievement of performance-based hurdles based on our TSR relative to the Russell 2000 Index. The terms of these RSUs are described in further detail below. All of these RSUs were subject to forfeiture if the spin-off had not occurred on or prior to December 15, 2014.
NSAM Performance RSUs
The NSAM Performance RSUs were to be settled in restricted shares of our common stock that vest in four equal annual installments on each of December 31, 2014, 2015, 2016 and 2017 based on continued employment through such dates and subject to the achievement of a performance hurdle based on CAD and the Sponsored Companies' capital raising. The performance hurdle would be achieved if, during any of 2014, 2015, 2016 or 2017, the combined CAD of the Company and NorthStar Realty equaled at least $1.80 per share or the gross proceeds received by the Sponsored Companies equaled at least $500 million. If the performance hurdle was not achieved on or before the date on which restricted shares otherwise would have vested, such shares would remain outstanding and only vest if and when the performance hurdle was achieved. If the performance hurdle had not been achieved by December 31, 2017, then all of the NSAM Performance RSUs would be forfeited. The NSAM Performance RSUs were settled in accordance with their terms in an equal number of restricted shares of our common stock on December 31, 2014.
Achievement of the performance hurdle for the NSAM Performance RSUs for a particular year was to be based on the greater of: (i) annualized results for the third quarter of that year; or (ii) annualized results for the second and third quarter of that year; provided that, for 2014, such annualized results for purposes of the CAD target were from the later of the beginning of the second or third quarter, as applicable, or the date of the spin-off or, if the spin-off had not occurred by the end of the third quarter, CAD was to be based on CAD of NorthStar Realty during such period. The performance hurdle for the NSAM Performance RSUs was satisfied during 2014.
The number of NSAM Performance RSUs granted to each of our named executive officers was as follows: Mr. Hamamoto – 934,579; Mr. Tylis – 623,053; Mr. Gilbert – 623,053; Ms. Hess – 186,916; and Mr. Lieberman – 124,610.
Absolute TSR RSUs
The Absolute TSR RSUs were to be settled in an equal number of restricted shares of our performance common stock. These restricted shares will only vest if and to the extent our TSR during the four-year period ending April 2, 2018 exceeds specific hurdles and the executive remains employed through the end of such period. In order for all of the restricted shares to vest, our TSR must equal or exceed 15%, compounded annually, during this four-year period. An amount equal to at least 25% but less than 100% of the restricted shares will vest if our TSR equals or exceeds 8% and is less than 15%, compounded annually, which amount shall be determined through linear interpolation. None of the restricted shares will vest if our TSR for this period is less than 8%, compounded annually. The initial stock price used for purposes of determining our TSR is 40% of the average closing price for our common stock for the 20 trading days ending on and including April 3, 2014. The Absolute TSR RSUs were settled in accordance with their terms in an equal number of restricted shares of our performance common stock on December 31, 2014.
Our performance common stock is substantially identical to our common stock, except that it is not entitled to share in distributions declared with respect to our common stock and it does not entitle holders to vote, except with respect to limited matters impacting the rights of our performance common stock. Upon vesting pursuant to the terms of the Absolute TSR RSU, shares of our performance common stock will automatically convert into shares of our common stock and the executive will be entitled to receive the distributions that would have been paid with respect to a share of our common stock (for each share of our performance common stock that vests) on or after the date the shares of our performance common stock were initially issued.
The number of Absolute TSR RSUs granted to each of our named executive officers is as follows: Mr. Hamamoto – 700,934; Mr. Tylis – 467,289; Mr. Gilbert – 467,289; Ms. Hess – 140,187; and Mr. Lieberman – 93,458.
Relative TSR RSUs
The Relative TSR RSUs were to be settled in an equal number of restricted shares of our performance common stock. The executive may earn up to 125% of the number of restricted shares granted; provided that shares will only vest or be earned if and to the extent our relative TSR compared to the Russell 2000 Index during the four-year period ending April 2, 2018 exceeds specific hurdles and the executive remains employed through the end of such period. In order for the maximum award to be earned, our annual compounded TSR must equal or exceed 150% of the annual compounded total return generated by the Russell 2000 Index during this four-year period. An amount equal to at least 25% but less than 125% of the restricted shares will vest and be earned if our annual compounded TSR equals or exceeds 50% and is less than 150% of the annual compounded total return generated by the Russell 2000 Index, which amount shall be determined through linear interpolation. None of the restricted shares will vest or be earned if our annual compounded TSR is less than 50% of the annual compounded total return generated by the Russell 2000 Index. In the event that the TSR of the Company or the Russell 2000 Index are negative during this four-year period, these percentages will be calculated in a manner that measures the difference in absolute value between the TSR of the Company and the Russell 2000 Index as compared to the absolute value of the TSR of the Russell 2000 Index. The initial stock price used for purposes of determining our annual compounded TSR is 40% of the average closing price for our common stock for the 20 trading days ending on and including April 3, 2014. The Relative TSR RSUs were settled in accordance with their terms in an equal number of restricted shares of our performance common stock on December 31, 2014. If greater than 100% of the restricted shares are earned, additional shares of our common stock equal to such excess will be issued. Upon vesting pursuant to the terms of the Relative TSR RSUs, shares of our performance common stock will automatically convert into shares of our common stock and the executive will be entitled to receive the distributions that would have been paid with respect to a share of our common stock (for each share that vests or is earned) on or after the date the shares of our performance common stock were initially issued.
The number of Relative TSR RSUs granted to each of our named executive officers is as follows: Mr. Hamamoto – 700,934; Mr. Tylis – 467,289; Mr. Gilbert – 467,289; Ms. Hess – 140,187; and Mr. Lieberman – 93,458.

Prior Year Long-Term Bonuses
An important component of NorthStar Realty’s executive compensation program prior to the spin-off was long-term equity awards granted in past years that vest based on TSR performance and/or continued employment over a multi-year period. In connection with the spin-off, these awards were adjusted to relate to an equal number of shares of our common stock and vest based on continued employment with any of the Company, NorthStar Realty or any of our or its subsidiaries and, to the extent applicable, combined TSR performance of the Company and NorthStar Realty for periods after the spin-off. As a result, these awards continue to provide an important retention tool to the Company and a strong incentive for our named executive officers to maximize stockholder returns for years subsequent to those for which the long-term bonus was originally earned.
For 2013, 50% of each named executive officer’s long-term bonus was granted in the form of NorthStar Realty RSUs that vest based upon the achievement of established TSR targets for the four-year performance period ending December 31, 2016 and continued employment through the end of this performance period. In order to earn 100% of these RSUs, TSR from January 1, 2013 through December 31, 2016 must exceed 12%, compounded annually. An amount equal to 25% but less than 100% of these RSUs will be earned if the TSR from January 1, 2013 through December 31, 2016 equals or exceeds 6% and is less than 12%, compounded annually, which amount shall be determined through linear interpolation. None of these RSUs will be earned if the TSR for this period is less than 6%, compounded annually. TSR will be measured based on NorthStar Realty’s TSR for the period prior to the spin-off and the combined TSR of the Company and NorthStar Realty for the period after the spin-off. If and to the extent these RSUs vest, our named executive officers will receive a payout, if any, equal to the value at the time of such payout for each RSU that vests of: (i) one share of NorthStar Realty common stock, paid in the form of shares of NorthStar Realty common stock or LTIP units in NorthStar Realty’s operating partnership if permitted by NorthStar Realty and elected by the named executive officer, to the extent shares of common stock are available under NorthStar Realty’s equity compensation plans, or, if sufficient shares are not available, in cash; and (ii) one share of our common stock, paid in the form of shares of our common stock. Each of our named executive officers will also receive, for each RSU actually earned, the distributions that would have been paid during the second, third and fourth year of such four-year performance period with respect to: (i) prior to the spin-off, a share of NorthStar Realty common stock (or two shares prior to the reverse stock split); and (ii) following the spin-off, a share of NorthStar Realty common stock and a share of our common stock. For the other half of the long-term bonus for 2013, each named executive officer received deferred LTIP units in NorthStar Realty’s operating partnership that vest in four annual installments beginning on January 29, 2014, subject to the executive officer’s continued employment through the applicable vesting date. In connection with the spin-off, these deferred LTIP units were adjusted to also relate to an equal number of deferred LTIP units in our operating partnership. Deferred LTIP units in our operating partnership are equity awards representing the right to receive either LTIP units in our operating partnership or, if such LTIP units are not available, upon settlement of the award, shares of our common stock.
Pursuant to the NRF Incentive Plan: (i) the following deferred LTIP units were allocated to our named executive officers for 2013 as long-term bonus, which remain subject to annual vesting through January 29, 2017: Mr. Hamamoto – 195,797; Mr. Tylis –130,532; Mr. Gilbert – 130,532; Ms. Hess – 29,007; and Mr. Lieberman – 14,503; and (ii) the following RSUs were allocated to our named executive officers for 2013 as long-term bonus, which remain subject to the achievement of cumulative performance goals described above for the four-year period ending December 31, 2016 and are subject to the executive officer’s continued employment through such date: Mr. Hamamoto – 195,797; Mr. Tylis – 130,532; Mr. Gilbert – 130,532; Ms. Hess – 29,007; and Mr. Lieberman –14,503.
For 2012, 50% of each named executive officer’s long-term bonus was granted in the form of NorthStar Realty RSUs that will vest based upon the achievement of established TSR targets for the four-year performance period ending December 31, 2015 and continued employment through the end of this performance period. In order to earn 100% of these RSUs, TSR from January 1, 2012 through December 31, 2015 must exceed 12%, compounded annually. An amount equal to 25% but less than 100% of these RSUs will be earned if the TSR from January 1, 2012 through December 31, 2015 equals or exceeds 6% and is less than 12%, compounded annually, which amount shall be determined through linear interpolation. None of these RSUs will be earned if the TSR for this period is less than 6%, compounded annually. TSR will be measured based on NorthStar Realty’s TSR for the period prior to the spin-off and the combined TSR of the Company and NorthStar Realty for the period after the spin-off. If and to the extent these RSUs vest, our named executive officers will receive a payout, if any, equal to the value at the time of such payout for each RSU that vests of: (i) one share of NorthStar Realty common stock, paid in the form of shares of NorthStar Realty common stock or LTIP units in NorthStar Realty’s operating partnership if permitted by NorthStar Realty and elected by the named executive officer, to the extent shares of common stock are available under NorthStar Realty’s equity compensation plans, or, if sufficient shares are not available, in cash; and (ii) one share of our common stock, paid in the form of shares of our common stock. Each of our named executive officers will also receive, for each RSU actually earned, the distributions that would have been paid during the second, third and fourth year of such four-year performance period with respect to: (i) prior to the spin-off, a share of NorthStar Realty common stock (or two shares prior to the reverse stock split); and (ii) following the spin-off, a share of NorthStar Realty common stock and a share of our common stock. For the other half of the long-term bonus for 2012, each named executive officer received LTIP units in NorthStar Realty’s operating parntership, which were converted into shares of NorthStar Realty common stock in connection with the internal reorganization transactions that preceded the spin-off, that vest in four annual installments beginning on January 29, 2013, subject to the executive officer’s continued employment through the applicable vesting date. In connection with the spin-off, our named executive officers received an equal number of shares of our common stock, subject to the same vesting and other conditions.
Pursuant to the NRF Incentive Plan: (i) the following LTIP units were allocated to our named executive officers for 2012 as long-term bonus, which were subsequently converted into shares of our common stock and NorthStar Realty common stock and remain subject to annual vesting through January 29, 2016: Mr. Hamamoto – 275,807; Mr. Tylis – 183,871; Mr. Gilbert – 183,871; Ms. Hess – 40,860; and Mr. Lieberman – 20,430; and (ii) the following RSUs were allocated to our named executive officers for 2012 as long-term bonus, which remain subject to the achievement of cumulative performance goals described above for the four-year period ending December 31, 2015 and are subject to the executive officer’s continued employment through such date: Mr. Hamamoto – 275,807; Mr. Tylis – 183,871; Mr. Gilbert – 183,871; Ms. Hess – 40,860; and Mr. Lieberman – 20,430.
For 2011, 50% of each of our then executive officer’s long-term bonus was granted in the form of NorthStar Realty RSUs that were subject to vesting based upon the achievement of established TSR targets for the four-year performance period ending December 31, 2014 and continued employment through the end of this performance period. In order to earn 100% of these RSUs, TSR from January 1, 2011 through December 31, 2014 needed to exceed 20%, compounded annually. An amount equal to 25% but less than 100% of these RSUs would have been earned if the TSR from January 1, 2011 through December 31, 2014 equaled or exceeded 12.5% and was less than 20%, compounded annually, which amount was to be determined through linear interpolation. None of these RSUs would have been earned if the TSR for this period was less than 12.5%, compounded annually. TSR was measured based on NorthStar Realty’s TSR for the period prior to the spin-off and the combined TSR of the Company and NorthStar Realty for the period after the spin-off. Upon vesting of these RSUs, our named executive officers were entitled to receive a payout, if any, equal to the value at the time of such payout for each RSU that vested of: (i) one share of NorthStar Realty common stock, paid in the form of shares of NorthStar Realty common stock or deferred LTIP units in NorthStar Realty’s operating partnership if permitted by us and elected by the named executive officer, to the extent shares of common stock were available under NorthStar Realty’s equity compensation plans or, if sufficient shares were not available, in cash; and (ii) one share of our common stock, paid in the form of shares of our common stock. Each of our named executive officers was also entitled to receive, for each RSU actually earned, the distributions that would have been paid during the second, third and fourth year of such four-year performance period with respect to: (i) prior to the spin-off, a share of NorthStar Realty common stock (or two shares prior to the reverse stock split); and (ii) following the spin-off, a share of NorthStar Realty common stock and a share of our common stock. For the other half of the long-term bonus for 2011, each executive officer received LTIP units, which were converted into shares of NorthStar Realty common stock in connection with the internal reorganization transactions that preceded the spin-off, that are subject to vesting in four annual installments beginning on January 29, 2012 based on the executive officer’s continued employment through the applicable vesting date. In connection with the spin-off, our named executive officers received an equal number of shares of our common stock, subject to the same vesting and other conditions.
Pursuant to the NRF Incentive Plan: (i) the following LTIP units were allocated to our named executive officers for 2011 as long-term bonus, which were subsequently converted into shares of our common stock and NorthStar Realty common stock and were subject to annual vesting through January 29, 2015: Mr. Hamamoto – 344,872; Mr. Tylis – 188,112; Mr. Gilbert – 188,112; and Ms. Hess – 41,802; and (ii) the following RSUs were allocated to our named executive officers for 2011 as long-term bonus, which remained subject to the achievement of cumulative performance goals described above for the four-year period ending December 31, 2014 and the executive officer’s continued employment through such date: Mr. Hamamoto – 344,872; Mr. Tylis – 188,112; Mr. Gilbert – 188,112; and Ms. Hess – 41,802. Based on actual TSR during this period, our named executive officers earned all of these RSUs and, as a result, each of these RSUs was settled in the form of shares of our common stock and either shares of NorthStar Realty common stock or deferred LTIP units in NorthStar Realty’s operating partnership. In addition, each of these named executive officers also received, for each RSU actually earned, the distributions that would have been paid during the second, third and fourth year of such four-year performance period with respect to: (i) prior to the spin-off, a share of NorthStar Realty common stock (or two shares prior to the reverse stock split); and (ii) following the spin-off, a share of our common stock and a share of NorthStar Realty common stock.
Clawback Policy
Where any annual incentive payment or long-term incentive payment to an executive officer was predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements filed with the SEC and a lower payment would have been made to the executive officer based upon the restated financial results, the Board may require that the individual executive officer repay or forfeit to the Company the amount by which any of the individual executive officer’s incentive payments received during the three-year period preceding the publication of the restated financial statements exceeded the lower payment that would have been made based on the restated financial statements.
Where: (i) any annual incentive payment or long-term incentive payment to an executive officer was predicated upon achieving certain performance goals (other than financial results covered above) (each, a “metric”) and subsequently it is determined that such metric was not achieved or was achieved at a level that would have resulted in a lower payment; (ii) the executive officer who provided the information that caused the incorrect determination of such metric being achieved or being achieved at a higher payment level provided it with knowledge that such information was inaccurate and has been terminated for cause; and (iii) a lower payment would have been made to the executive officer based upon the metric not being achieved or being achieved at a lower payment level, the Board may require that such individual executive officer repay or forfeit to the Company the amount by which any of such individual executive officer’s incentive payments received during the three-year period preceding such determination exceeded the lower payment that would have been made based on the metric not being achieved or being achieved at the lower payment level.
For purposes of this policy, the term “executive officer” means any officer who has been designated an executive officer by the Board.
Equity Grant Policies
We do not pay distributions on RSUs issued under the NRF Incentive Plan or as long-term bonus for 2014 under the NSAM Incentive Plan, for which the payout is based on the achievement of performance hurdles, unless and until the performance hurdles are met, in which case dividends paid during the second, third and fourth year (if applicable) of the applicable performance period would be paid following the conclusion of the applicable performance period on the RSUs if they are earned. Equity awards issued under the NRF Incentive Plan or as long-term bonus for 2014 under the NSAM Incentive Plan that are subject to vesting based on continued employment, but not subject to the achievement of performance hurdles, pay distributions on the entire amount of all such equity awards beginning on the date of grant. As described above, the equity awards that were awarded as long-term bonus under the NRF Incentive Plan or the NSAM Incentive Plan were determined based on the 20-day average closing price of our common stock at the end of the first year of each grant cycle. Accordingly, we do not have any practice to time the grant of any equity awards in conjunction with the release of material, non-public information.
In establishing award levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested because earned and/or vested equity awards do not have retention value. Additionally, it is our belief that competitors seeking to hire our employees would not give credit for equity ownership in our Company and, accordingly, to remain competitive, we would not give credit for ownership levels either.
The Compensation Committee views full-value equity awards as a proper way to align our named executive officers’ interests with those of our stockholders. Grants of full-value equity awards may be less dilutive to stockholders over time than options even though the grants of these awards may be initially more dilutive because they may be deemed outstanding at the time of grant for purposes of CAD and earnings per share calculations. Because we are largely measured by the capital markets based on our CAD, which is exclusive of equity-based compensation expense, the Compensation Committee applies a lesser weighting to the accounting cost associated with equity awards in determining the type of equity awards to provide our executive officers.
Tax Considerations
We generally take into account the tax treatment of the compensation of our named executive officers, including the expected tax treatment to our executives and whether we will be able to deduct the amount of any compensation paid as a result of limitations under Section 162(m) of the Internal Revenue Code or otherwise. To the extent consistent with our other compensation objectives, we attempt to preserve the deductibility of the compensation that we pay to our named executive officers by, among other things, incorporating appropriate formulaic performance-based goals into our incentive compensation programs. However, in order to appropriately compensate our executives and maintain the flexibility we desire in our incentive compensation programs, we are prepared to exceed the $1 million limit under Section 162(m) for compensation to our named executive officers.
Stock Ownership Guidelines
The Compensation Committee adopted minimum equity ownership guidelines for our executive officers. Pursuant to these guidelines each of our executive officers is expected to own an aggregate number of shares of common stock or restricted stock units of the Company or NorthStar Realty or common units, LTIP units or deferred LTIP units in the operating partnership of the Company or NorthStar Realty, whether vested or not, with an aggregate market value as follows (based on a multiple of combined annual salary from the Company and its subsidiaries and NorthStar Realty and its subsidiaries):

Title	Guideline
Chief Executive Officer	A multiple of 6X base salary in effect from time-to-time
President	A multiple of 4X base salary in effect from time-to-time
Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd	A multiple of 4X base salary in effect from time-to-time
Other Executive Officers	A multiple of 3X base salary in effect from time-to-time
For purposes of determining compliance with these guidelines: (i) equity that remains subject to performance-based vesting (i.e., vesting based on the satisfaction of criteria other than, or in addition to, continued employment) shall not be counted; (ii) at least one-

third of the aggregate amount of equity held to satisfy these guidelines must constitute equity in the Company or the Company’s operating partnership; and (iii) at least one-third of the aggregate amount of equity held to satisfy these guidelines must constitute equity in NorthStar Realty or NorthStar Realty’s operating partnership. Ownership will include shares or units owned: (i) by such person directly or indirectly through a broker or other nominee holder; (ii) by such person’s immediate family members sharing such person’s household; (iii) by trusts for the benefit of such person or such person’s immediate family members; (iv) by entities controlled by such person and/or such person’s spouse and of which a majority of the equity interest are owned by such person or such person’s immediate family members; or (v) in a 401(k) plan, IRA or employee stock purchase or deferred compensation plan.
In exchange for our named executive officers’ agreement to be bound by these guidelines, the Compensation Committee agreed to waive the post-vesting, no-sale restrictions that had applied to the equity awards previously granted to our named executive officers as long-term bonus under the NRF Incentive Plan and would have applied to the equity awards granted by the Company to our named executive officers under the NSAM Incentive Plan for 2014 long-term bonuses. As of the date of this proxy statement, all of the named executive officers are in compliance with our equity ownership guidelines and there are currently no pledges of stock, LTIP units, deferred LTIP units or other equity awards by our named executive officers.
Employment Arrangements; Termination and Change-in-Control Arrangements
In connection with the spin-off, we or one of our subsidiaries entered into new employment agreements with each of our executive officers that superseded the employment agreement NorthStar Realty previously had with our named executive officers. Each employment agreement has an initial term of three years from the date of the spin-off and will extend on an annual basis for one additional year, unless written notice not to renew the executive employment agreement is given by the Company or the executive not later than 90 days prior to the expiration of the term. Each employment agreement provides for certain payments in the event of termination. In addition, our outstanding equity awards to our named executive officers provide for acceleration of vesting of some or all of the unvested portion of these awards upon a termination of employment in certain circumstances or a change of control of the Company or NorthStar Realty. See “Executive Compensation and Other Information—Compensation of Executive Officers—Potential Payments on Termination or Change of Control” for a summary of these arrangements.
In many instances senior management lose their jobs in connection with a change of control. By agreeing up front to protect our named executive officers from losing their equity or other compensation in the event of a change of control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change of control. This protection also aligns the interests of our executive officers with those of our stockholders. In addition, we believe that by negotiating severance levels in advance in employment agreements, we are able to obtain non-competition covenants that help protect us against the loss of a key executive to a competitor and we are more easily able to terminate executives without the need for protracted negotiations over severance. We also believe that accelerated vesting of equity awards in the event of a termination without cause, by an executive for good reason or as a result of death or disability is appropriate in light of the fact that retention is the primary purpose of the vesting requirements in these equity awards.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the board of directors of the Company is responsible for, among other things, determining compensation for the Company’s executive officers, administering the Company’s equity compensation plans and producing an annual report on executive compensation for inclusion in the Company’s annual meeting proxy statement. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, under the Securities Exchange Act of 1934, as amended, with management. Based on such review and discussions, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee:
Judith A. Hannaway, Chairperson
Oscar Junquera
Justin Metz

Compensation of Executive Officers
Summary Compensation Table
The following table shows the compensation for each of our named executive officers in accordance with Item 402(c) of Regulation S-K.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total Compensation ($)
David T. Hamamoto Chief Executive Officer	2014	$446,250	$6,887,416	$6,958,561	$—	$14,292,227
Albert Tylis President	2014	$255,000	$4,591,618	$4,639,041	$—	$9,485,659
Daniel R. Gilbert Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd	2014	$255,000	$4,591,618	$4,639,041	$—	$9,485,659
Debra A. Hess Chief Financial Officer	2014	$244,375	$1,262,701	$1,565,676	$—	$3,072,752
Ronald J. Lieberman Executive Vice President, General Counsel and Secretary	2014	$212,500	$612,211	$811,832	$—	$1,636,543
____________

(1)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our executive officers in 2014, which are set forth below in the “2014 Grants of Plan Based Awards” table. The fair value of the common stock granted as a portion of the long-term bonus for 2014 was determined based on the stock price on the grant date. Does not include grants made prior to the spin-off, including the NSAM Performance RSUs, Absolute TSR RSUs or Relative TSR RSUs, and does not include anti-dilution adjustments to outstanding equity awards of NorthStar Realty in connection with the spin-off.

(2)
Represents the portion of the annual cash bonuses under the NSAM Incentive Plan for 2014 that were paid by the Company, which represented 50% of the total 2014 annual cash bonuses payable under the NSAM Incentive Plan.

2014 Grants of Plan-Based Awards Table
The following table provides information about awards granted in 2014 to each of our named executive officers. All of the awards referenced below were made pursuant to the NSAM Incentive Plan and our 2014 Omnibus Stock Incentive Plan. The table does not include awards granted prior to the spin-off, including the NSAM Performance RSUs, Absolute TSR RSUs and Relative TSR RSUs and the grants of bonus pool percentages for 2014 under the NSAM Incentive Plan, and does not include anti-dilution adjustments to outstanding equity awards of NorthStar Realty in connection with the spin-off.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value ($)(1)
David T. Hamamoto	12/31/2014	12/9/2014	305,158	$6,887,416
Albert Tylis	12/31/2014	12/9/2014	203,439	$4,591,618
Daniel R. Gilbert	12/31/2014	12/9/2014	203,439	$4,591,618
Debra A. Hess	12/31/2014	12/9/2014	55,946	$1,262,701
Ronald J. Lieberman	12/31/2014	12/9/2014	27,125	$612,211
____________

(1)
Represents restricted shares of our common stock granted as of December 31, 2014 for the NSAM Performance Awards under the NSAM Incentive Plan as a portion of long-term bonus for 2014, which are subject to vesting based on continued employment through December 31, 2017. Under the NSAM Incentive Plan, in early 2014, award recipients were granted percentage allocations in a long-term bonus pool, the size of which was to be determined based on our revenues, determined on a pro forma basis, giving effect to the spin-off as if it occurred on January 1, 2014. In accordance with the NSAM Incentive Plan, as of December 31, 2014, the portion of these allocations attributable to the NSAM Performance Awards were converted into these shares of our common stock based on the dollar amount of such allocation divided by the 20-business day average closing price of our common stock on December 31, 2014. Upon grant, each executive officer’s shares of common stock was subject to vesting in four annual installments beginning on December 31, 2014, subject to the executive officer’s continued employment with the Company, NorthStar Realty or any of our or its subsidiaries through such dates. See “Executive Compensation and Other Information–Compensation Discussion and Analysis–Elements of Compensation–2014 Awards under the NSAM Incentive Plan–Long-Term Bonus” for additional information relating to these shares.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices pursuant to which the compensation set forth in the Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table was paid or awarded and the terms of the awards granted to our named executive officers that are reflected above in the 2014 Grants of Plan-Based Awards Table are described above in “Executive Compensation and Other Information—Compensation Discussion and Analysis” and below in “Executive Compensation and Other Information—Compensation of Executive Officers—Potential Payments on Termination or Change of Control.”
Outstanding Equity Awards at Fiscal Year End 2014
The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2014 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
David T. Hamamoto	1,395,059	$31,486,482	2,048,706	$46,239,294
Albert Tylis	919,589	$20,755,124	1,365,803	$30,826,174
Daniel R. Gilbert	918,632	$20,733,524	1,365,803	$30,826,174
Debra A. Hess	263,136	$5,938,980	385,288	$8,695,950
Ronald J. Lieberman	150,231	$3,390,714	245,214	$5,534,480
____________
(1)    For each of our named executive officers, includes the following:

Name	LongTerm Bonus 2013 (a)	Deferred Bonus 2013 (b)	Long-Term Bonus 2012 (c)	Long-Term Bonus 2011 (d)	Prior NRF Equity Award (e)	NSAM Performance Awards 2014 (f)	Spin-Off NSAM Performance RSUs (g)	Total
David T. Hamamoto	146,848	94,287	137,903	86,218	—	228,869	700,934	1,395,059
Albert Tylis	97,899	62,858	91,935	47,028	—	152,579	467,290	919,589
Daniel R. Gilbert	97,899	61,901	91,935	47,028	—	152,579	467,290	918,632
Debra A. Hess	21,755	28,354	20,430	10,450	—	41,960	140,187	263,136
Ronald J. Lieberman	10,877	14,177	10,215	—	1,161	20,344	93,457	150,231
____________

(a)
Represents the unvested portion of deferred LTIP units relating to a portion of long-term bonus for 2013 under the NRF Incentive Plan, which are scheduled to vest in substantially equal installments on January 29, 2015, 2016 and 2017, subject to the executive officer’s continued employment through such dates.

(b)
Represents the unvested portion of deferred LTIP units relating to a portion of deferred bonus for 2013 under the NRF Incentive Plan, which are scheduled to vest on December 31, 2015, subject to the executive officer’s continued employment through such date.

(c)
Represents the unvested portion of shares of common stock relating to a portion of long-term bonus for 2012 under the NRF Incentive Plan, which are scheduled to vest in substantially equal installments on January 29, 2015 and 2016, subject to the executive officer’s continued employment through such date.

(d)
Represents the unvested portion of shares of common stock relating to a portion of long-term bonus for 2011 under the NRF Incentive Plan, which were scheduled to vest on January 29, 2015, subject to the executive officer’s continued employment through such date.

(e)	Represents the unvested portion of shares of common stock relating to an equity award previously granted by NorthStar Realty, which were scheduled to vest on January 29, 2015.

(f)
Represents the unvested portion of the shares of common stock granted pursuant to the NSAM Performance Awards for 2014 under the NSAM Incentive Plan, which are scheduled to vest in substantially equal installments on December 31, 2015, 2016 and 2017, subject to the executive officer’s continued employment through such dates.

(g)
Represents the unvested portion of the shares of common stock issued pursuant to the NSAM Performance RSUs that were granted in connection with the spin-off, which are scheduled to vest in substantially equal installments on December 31, 2015, 2016 and 2017, subject to the executive officer’s continued employment through such dates.

(2)	The value of the awards reflected in the table is based on a price per share or unit of $22.57, which was the closing price of our common stock on the NYSE as of December 31, 2014.

(3)
Represents: (i) RSUs relating to a portion of long-term bonus for 2012 under the NRF Incentive Plan that will only be earned based upon the achievement of cumulative performance goals for the four-year period ending December 31, 2015; (ii) RSUs relating to a portion of long-term bonus for 2013 under the NRF Incentive Plan that will only be earned based upon the achievement of cumulative performance goals for the four-year period ending December 31, 2016; (iii) the NSAM TSR Award for 2014 under the NSAM Incentive Plan that will only be earned based upon the achievement of cumulative performance goals for the four-year period ending December 31, 2017; and (iv) the Absolute TSR RSUs and Relative TSR RSUs that were granted in connection with the spin-off that will only be earned based upon the achievement of cumulative performance goals for the four-year period ending April 2, 2018. Assuming our performance for the four-year performance periods applicable to these awards continues at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2014, each executive officer would fully earn the maximum amount under all of these awards. Accordingly, the table reflects the maximum number of RSUs or shares of our performance common stock that may be earned under such awards. See “Executive Compensation and Other Information–Compensation Discussion and Analysis–Elements of Compensation” for additional information relating to these awards.

Option Exercises and Stock Vested in 2014
The following table sets forth certain information with respect to stock awards vesting during the year ended December 31, 2014 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
David T. Hamamoto	654,805	$14,778,949
Albert Tylis	394,734	$8,909,146
Daniel R. Gilbert	394,734	$8,909,146
Debra A. Hess	102,517	$2,313,809
Ronald J. Lieberman	40,256	$898,171
____________

(1)	Represents RSUs and shares of our common stock that vested during 2014.

(2)	Based on the closing price of our common stock on the NYSE on the date of vesting, which ranged from $17.43 per share to $22.57 per share.
Potential Payments on Termination or Change of Control
We have various contractual arrangements with our named executive officers or that we are otherwise subject to that provide for payments, acceleration of vesting or other benefits to our named executive officers upon a termination of employment in certain circumstances or a change of control of the Company or NorthStar Realty. These include our employment agreements with our named executive officers, the terms of the NRF Incentive Plan, the NSAM Incentive Plan and the awards granted thereunder and the terms of the equity awards granted in connection with the spin-off. The discussion below describes these provisions.
NorthStar Realty has agreed to pay directly or reimburse our wholly-owned subsidiary that serves as its manager, which we refer to as the manager, for the portion of any severance paid by the manager or the Company or its other subsidiaries to an individual pursuant to the terms of any employment, consulting or similar service agreement, including the employment agreements between the Company or its subsidiaries and our named executive officers, that corresponds to or is attributable to: (i) the equity compensation that NorthStar Realty is required to pay directly or reimburse us pursuant to the management agreement; (ii) any cash and/or equity compensation paid directly by NorthStar Realty to such individual as an employee or other service provider of NorthStar Realty; and (iii) any amounts paid to such individual by the manager or the Company or its other subsidiaries that NorthStar Realty is obligated to reimburse the manager pursuant to the management agreement.
Employment Agreements
In connection with the spin-off, we, or in the case of Mr. Gilbert, our subsidiary, NorthStar Asset Management Group, Ltd, entered into an employment agreement with each of our named executive officers that replaced their existing employment agreements with NorthStar Realty. Each employment agreement has an initial term of three years and will extend on an annual basis for one additional year, unless written notice not to renew the employment agreement is given by the Company or the executive not later than 90 days prior to the expiration of the term. The executives’ employment agreements established each executive’s initial annual base salary as follows: Mr. Hamamoto – $1,050,000; Mr. Tylis – $600,000; Mr. Gilbert – $600,000; Ms. Hess – $575,000; and Mr. Lieberman – $500,000, which amounts will be reduced by the amount of any cash compensation paid to such executives directly by NorthStar Realty. Each executive agreed, pursuant to the executive’s employment agreement, that, during the executive’s employment and for a period of one year following the termination of such employment, subject to certain exceptions: (i) the executive will not solicit any of our or our affiliates’ employees, officers, consultants or joint venture partners to terminate their employment or other relationships with us or any of our affiliates; and (ii) the executive will not engage in any business that competes directly with the principal businesses conducted by us as of the date of the executive’s termination of employment. Additionally, the employment agreements provide for certain payments and benefits in the event of a termination of employment under certain circumstances, as described below.
Payments and Benefits upon a Termination of Employment Due to Death or Disability
Pursuant to the employment agreements, in the event that an executive’s employment terminates on account of death or “disability” (as defined in the employment agreement), the executive shall be entitled to the following payments and benefits:

•
an amount equal to one times the executive’s base salary at the rate in effect on the date of termination, without giving effect to any reduction in base salary attributable to cash compensation paid by NorthStar Realty;

•
a pro-rated bonus for the year of termination based on the executive’s target annual cash bonus in the year of termination (or annual bonus for the prior year if a target has not been determined); provided that no pro-rated bonus shall be paid to the executive if the executive was a participant in the NSAM Incentive Plan or another annual bonus plan or program of the Company that specifically provides for a method of determining the pro-rated annual bonus to be received by the executive for the year in which the date of termination occurs;

•	continuation of health benefits for a one-year period from the date of termination, if applicable;

•
full vesting of all equity awards of the Company or any affiliates as of the date of termination, except as otherwise provided in the plan governing particular equity awards or the award agreement governing particular equity awards;

•	continuing exercisability of all stock options and stock appreciation rights, if any, for the lesser of 12 months after the date of termination or the remainder of their term; and

•	lapsing of any no-sale provisions applicable to vested equity awards of the Company or any entities managed by the Company.
Payments and Benefits upon a Termination Without Cause or for Good Reason
If an executive’s employment terminates for any reason other than: (i) due to and upon the expiration of the term of the employment agreement because the executive has given written notice not to extend the term; (ii) by us for cause (as defined in the employment agreement); (iii) by the executive without good reason (as defined in the employment agreement); or (iv) due to the executive’s death or disability, the executive shall be entitled to the following payments and benefits:

•
an amount equal to 2.25 times in the case of Mr. Hamamoto, 1.5 times in the case of Messrs. Tylis and Gilbert and 1.0 times in the case of Ms. Hess or Mr. Lieberman (or 3.0, 2.0 and 1.5 times, respectively, in the event such termination occurs in connection with or within 12 months after a change of control) the sum of: (a) the executive’s base salary at the rate in effect on the date of termination, without giving effect to any reduction in base salary attributable to cash compensation paid by NorthStar Realty; and (b) the average annual bonuses (including annual cash bonuses and annual bonuses paid in stock of the Company or other securities of the Company, NorthStar Realty or any other entity managed by the Company) earned by the executive for the three years (or such fewer number of years from and after 2014) that ended prior to the date of termination; provided that, before the end of 2014, average annual bonuses were to be based on average annual bonuses paid by NorthStar Realty for the three prior years;

•	a pro-rated bonus determined in the same manner as described above in connection with a termination due to death or disability;

•	continuation of health benefits until the earlier of the one-year anniversary of the date of termination and the date on which the executive receives similar health benefits from another person;

•
full vesting of all equity awards of the Company or any affiliates as of the date of termination, except as otherwise provided in the plan governing particular equity awards or the award agreement governing particular equity awards;

•	continuing exercisability of all stock options and stock appreciation rights, if any, for the lesser of 12 months after the date of termination or the remainder of their term; and

•	lapsing of any no-sale provisions applicable to vested equity awards of the Company or any entities managed by the Company.
In order to receive the payments and benefits described above, an executive must execute and deliver an effective release of claims against the Company and related parties within 30 days after the date of the executive’s termination.
No Tax Gross-Up
The executive employment agreements provide that, in the event that any payment or benefit to be paid or provided to an executive would be subject to the excise tax under Sections 280G and 4999 of the Internal Revenue Code, payments and benefits to such executive will be reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. Previously, the employment agreements between NorthStar Realty and Messrs. Hamamoto, Tylis and Gilbert had provided for a tax gross-up payment in the event they were terminated without cause or resigned for good reason following a change of control and become subject to the excise tax under Sections 280G and 4999 of the Internal Revenue Code. Those agreements were superseded by the new employment agreements that these executives entered into with us, which do not provide for any tax gross-ups.

NRF Incentive Plan Awards
The NRF Incentive Plan and the awards granted thereunder provide for full or partial acceleration of vesting of the awards granted under the NRF Incentive Plan upon a termination of employment in certain circumstances or a change of control of the Company or NorthStar Realty. The discussion below describes these provisions.
In the event one of our named executive officer’s employment is terminated without cause or by the executive for good reason or as a result of death or disability, then:

•
as a result of the terms of the award agreements and provisions contained in the executive’s current employment agreement with us or one of our subsidiaries, the equity awards granted to the executive as deferred bonus or long-term bonus pursuant to the NRF Incentive Plan that were scheduled to vest based solely on continued employment through a future date will vest in full; and

•
with respect to the RSUs granted to the executive as long-term bonus pursuant to the NRF Incentive Plan that were subject to performance-based vesting criteria, the number of RSUs that will vest, if any, will continue to be determined at the end of the applicable long-term bonus performance period but the number of RSUs earned will be pro-rated based on the number of days that the named executive officer was employed during such long-term bonus performance period and will not be subject to continued employment through the end of the such long-term bonus performance period.

Following the spin-off, termination of employment under the NRF Incentive Plan refers to the termination of employment from all of NorthStar Realty, the Company and their respective subsidiaries. The vesting of awards described above is subject to the executive’s execution of a general release of claims in favor of NorthStar Realty and related persons and entities.
In the event of a change of control of the Company or NorthStar Realty:

•
as a result of the terms of the award agreements, the equity awards granted to our named executive officers as deferred bonus or long-term bonus pursuant to the NRF Incentive Plan that were scheduled to vest based solely on continued employment through a future date will vest in full; and

•
with respect to the RSUs granted as long-term bonus pursuant to the NRF Incentive Plan that were subject to performance-based vesting criteria, the number of RSUs that will vest will be equal to the greater of: (i) a pro-rated portion of such RSUs based on the percentage of the applicable long-term bonus performance period that elapsed from the first day of such period through the date of the change of control; or (ii) the number of RSUs that would have been earned if the stock price as of the end of the applicable long-term bonus performance period equaled the stock price as of the date of the change of control.

In connection with the spin-off, the NSAM Incentive Plan that was adopted amended awards made under the NRF Incentive Plan to provide that, upon a change of control, the pro rata percentage of performance-based RSUs that will vest will equal the greater of: (i) the pro rata portion of the performance period that has elapsed; or (ii) the amount that would have been earned if the stock price at the end of the applicable performance period equaled the stock price as of the date of the change of control. Previously, the portion of these awards that would vest upon a change of control was limited to the pro rata portion of the performance period that has elapsed. This change was made to align the treatment of these awards with the treatment of awards under the NSAM Incentive Plan and to avoid creating a disincentive for our named executive officers to pursue a change of control transaction at a time when our TRS had already exceeded the level necessary to meet the full four-year performance hurdle under outstanding RSUs. In addition, the definition of change of control was expanded to also include a change of control of the Company in order to reflect our modified management structure following the spin-off.
NSAM Incentive Plan Awards
The NSAM Incentive Plan and the awards granted thereunder for 2014 provide for full or partial acceleration of vesting of these awards upon a termination of employment in certain circumstances or a change of control of the Company or NorthStar Realty. The discussion below describes these provisions.
In the event one of our named executive officer’s employment is terminated without cause or by the executive for good reason or as a result of death or disability, then:

•
with respect to the executive’s annual cash bonus, the executive would be entitled to receive a pro rata percentage of the annual cash bonus that the executive otherwise would have been entitled to receive based on the percentage of the plan year that elapsed prior to the termination;

•
with respect to the executive’s NSAM Performance Award and NRF Time-Based Award, a pro rata percentage of each award will vest based on the percentage of the plan year that elapsed prior to the termination (i.e., 100% with respect to a termination on or after the end of 2014); provided that the vesting of the NSAM Performance Award would only occur if the applicable performance hurdle was achieved; and

•
with respect to the executive’s NSAM TSR Award and NRF TSR Award, a pro rata percentage of each award will be retained based on the percentage of the performance period that elapsed prior to the termination and vesting of these remaining amounts will remain subject to the same performance-based criteria, which will be determined at the end of the performance period, except that a termination in connection with a change of control will be treated as if it was a change of control.

The payments and vesting of the awards described above are subject to the executive’s execution of a general release of claims in favor of the Company and related persons and entities.
In the event of a change of control of the Company or NorthStar Realty:

•	with respect to annual cash bonuses, each executive would be entitled to receive the full amount of the annual cash bonus assuming all applicable performance goals were achieved;

•
with respect to the NSAM Performance Awards and NRF Time-Based Awards, a pro rata percentage of each award would vest based on the percentage of the plan year that elapsed prior to the termination (i.e., 100% with respect to a termination on or after the end of 2014); and

•
with respect to the NSAM TSR Awards and NRF TSR Awards, a pro rata percentage of the awards will vest based on the greater of the percentage of the performance period (i.e., the four-year period ending December 31, 2017) that has elapsed or the percentage of each such award that would have been earned if our stock price or NorthStar Realty’s stock price, as applicable, as of the end of the performance period, equaled the stock price on the date of the change of control.

If the change of control had occurred prior to the end of the plan year, the amount of the annual cash bonus pool and long-term bonus pool used to determine the amount of the awards would have been adjusted on an equitable basis (i.e., annualized) to reflect the shortened plan year, the NRF Time-Based Award would have been payable in shares of NorthStar Realty common stock and NorthStar Realty would have had the option to pay the long-term bonuses in cash instead of equity.
Spin-Off Grants
The terms of the RSUs granted in connection with the spin-off that relate to the manner in which these awards are treated in connection with a termination of employment or change of control are described below.
Upon a termination of an executive’s employment without cause, by the executive for good reason or due to the executive’s death or disability:

•
the executive’s NSAM Performance RSUs will be treated in the manner set forth in the executive’s employment agreement, which provides for full acceleration of vesting upon a termination without cause, by the executive for good reason or as a result of death or disability; provided that no shares shall vest under the NSAM Performance RSUs unless and until the performance hurdle applicable to the NSAM Performance RSUs has been achieved; and

•
the executive will retain a pro rata percentage of the Absolute TSR RSUs and Relative TSR RSUs and vesting of the remaining amount will remain subject to the same performance-based criteria and will be determined at the end of the four-year performance period, except that a termination in connection with a change of control will be treated as if it was a change of control.

The vesting of awards described above is subject to the executive’s execution of a general release of claims in favor of the Company and related persons and entities.
Upon a change of control of the Company or NorthStar Realty, the executives will be entitled to full vesting of the NSAM Performance RSUs and vesting of a pro rata percentage of the Absolute TSR RSUs and Relative TSR RSUs based on the greater of the percentage of the performance period that has elapsed or the percentages of such awards that would have been earned if our stock price at the end of the four-year period had been the same as the stock price on the date of the change of control.
Change of Control Compensation Table
The following table shows the potential payments to our named executive officers upon a termination of employment without cause or for good reason, upon a change of control of the Company and upon the death or disability of a named executive officer based on our agreements and plans in effect as of December 31, 2014. The types of events constituting cause, good reason, disability and a change of control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences. Our executive officers are not entitled to any payments if they are terminated for cause or resign without good reason or if they retire. In preparing the tables below, we assumed the termination or change of control occurred on December 31, 2014 (the closing price per share of our common stock was $22.57 as of December 31, 2014).

Name	Payments/Benefits	Termination Without Cause or For Good Reason		Change of Control w/o Termination	Change of Control w/ Termination(2)	Death or Disability
David T. Hamamoto	Cash Severance Payment (1)	$64,229,765		—	$85,629,981	$1,079,115
	Common Stock/ Deferred LTIP Units(3)	$26,320,931		$26,320,931	$26,320,931	$26,320,931
	NRF Incentive Plan (RSUs) (4)	—	(5)	$10,644,102	$10,644,102	—	(5)
	NSAM Incentive Plan(6)	$9,278,753	(6)	$9,278,753	$9,278,753	$9,278,753	(6)
	Spin-off Grants(7)	—	(8)	$35,595,181	$35,595,181	—	(8)

Albert Tylis	Cash Severance Payment (1)	$28,412,738		—	$37,873,945	$629,115
	Common Stock/ Deferred LTIP Units(3)	$17,311,433		$17,311,433	$17,311,433	$17,311,433
	NRF Incentive Plan (RSUs) (4)	—	(5)	$7,096,076	$7,096,076	—	(5)
	NSAM Incentive Plan(6)	$6,185,856	(6)	$6,185,856	$6,185,856	$6,185,856	(6)
	Spin-off Grants(7)	—	(8)	$23,730,121	$23,730,121	—	(8)

Daniel R. Gilbert	Cash Severance Payment (1)	$28,412,738		—	$37,873,945	$629,115
	Common Stock/ Deferred LTIP Units(3)	$17,289,833		$17,289,833	$17,289,833	$17,289,833
	NRF Incentive Plan (RSUs) (4)	—	(5)	$7,096,076	$7,096,076	—	(5)
	NSAM Incentive Plan(6)	$6,185,856	(6)	$6,185,856	$6,185,856	$6,185,856	(6)
	Spin-off Grants(7)	—	(8)	$23,730,121	$23,730,121	—	(8)

Debra A. Hess	Cash Severance Payment (1)	$6,210,250		—	$9,307,022	$591,706
	Common Stock/ Deferred LTIP Units(3)	$4,991,987		$4,991,987	$4,991,987	$4,991,987
	NRF Incentive Plan (RSUs) (4)	—	(5)	$1,576,898	$1,576,898	—	(5)
	NSAM Incentive Plan(6)	$1,701,101	(6)	$1,701,101	$1,701,101	$1,701,101	(6)
	Spin-off Grants(7)	—	(8)	$7,119,029	$7,119,029	—	(8)

Ronald J. Lieberman	Cash Severance Payment (1)	$3,358,690		—	$5,023,478	$529,115
	Common Stock/ Deferred LTIP Units(3)	$2,931,583		$2,931,583	$2,931,583	$2,931,583
	NRF Incentive Plan (RSUs) (4)	—	(5)	$788,438	$788,438	—	(5)
	NSAM Incentive Plan(6)	$824,770	(6)	$824,770	$824,770	$824,770	(6)
	Spin-off Grants(7)	—	(8)	$4,746,020	$4,746,020	—	(8)
____________

(1)
Includes the estimated value of the continuation of health benefits that each executive would have been entitled to receive upon a termination as of December 31, 2014. As our health benefits are self-funded, the estimated value is based on the most recent actuarial estimates of the value of such continuation that we had as of December 31, 2014.

(2)
Represents the value of the payments and benefits that our named executive officers would have received in the event of a termination by the Company without cause or by executive for good reason on December 31, 2014 in connection with a change of control.

(3)
Represents the number of unvested shares of our common stock and deferred LTIP units outstanding as of December 31, 2014 multiplied by $22.57, which was the closing price per share of our common stock as of December 31, 2014.

(4)
Represents the number of outstanding RSUs under the NRF Incentive Plan that would have vested as of December 31, 2014 multiplied by $22.57, which was the closing price per share of our common stock as of December 31, 2014.

(5)
Does not include: (i) the value of the following RSUs allocated to our named executive officers under the NRF Incentive Plan, which are subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2015: David T. Hamamoto–275,807; Albert Tylis–183,871; Daniel R. Gilbert–183,871; Debra A. Hess–40,860; and Ronald J. Lieberman–20,430; (ii) the value of the following RSUs allocated to our named executive officers under the NRF Incentive Plan, which are subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2016: David T. Hamamoto–195,797; Albert Tylis–130,532; Daniel R. Gilbert–130,532; Debra A. Hess–29,007; and Ronald J. Lieberman–14,503; and (iii) the value of the following shares of our performance common stock allocated to our named executive officers under the NSAM Incentive Plan, which are subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2017: David T. Hamamoto–224,474; Albert Tylis–149,649; Daniel R. Gilbert–149,649; Debra A. Hess–41,154; and Ronald J. Lieberman–19,953. Following the conclusion of the respective performance periods ending December 31, 2015, December 31, 2016 and December 31, 2017, the named executive officer would be entitled to the number of units that would have been earned had the named executive officer been an employee of the Company at such time, pro-rated based on the date of termination without cause, resignation for good reason or death or disability.

(6)
Represents the value of the otherwise unvested portion of the NSAM Performance Award and NSAM TSR Award granted as long-term bonus for 2014 under the NSAM Incentive Plan that would have vested, based on a price per share of our common stock equal to $22.57, which was the closing price per share of our common stock as of December 31, 2014.

(7)
Represents the value of the otherwise unvested portion of the Absolute TSR RSUs and Relative TSR RSUs granted in connection with the spin-off that would have vested, based on a price per share of our common stock equal to $22.57, which was the closing price per share of our common stock as of December 31, 2014.

(8)
Does not include: (i) the value of the following Absolute TSR RSUs granted to our named executive officers in connection with the spin-off, which are subject to the achievement of cumulative performance goals for the four-year period ending April 2, 2018: David T. Hamamoto–700,934; Albert Tylis–467,289; Daniel R. Gilbert–467,289; Debra A. Hess–140,187; and Ronald J. Lieberman–93,458; and (ii) the value of the following Relative TSR RSUs granted to our named executive officers in connection with the spin-off, which are subject to the achievement of cumulative performance goals for the four-year period ending April 2, 2018: David T. Hamamoto–700,934; Albert Tylis–467,289; Daniel R. Gilbert–467,289; Debra A. Hess–140,187; and Ronald J. Lieberman–93,458. Following the conclusion of the applicable performance period, the named executive officer would be entitled to the number of units that would have been earned had the named executive officer been an employee of the Company at such time, pro-rated based on the date of termination without cause, resignation for good reason or death or disability.

The tables above include payments for which we have the right to cause NorthStar Realty to either make directly or reimburse the manager and, as a result, the actual amount that we may be responsible for paying may be less than that set forth above. The tables above also do not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of three times the employee’s annual salary but not exceeding a total of $750,000; and (ii) disability benefits. As a result of provisions in the named executive officers’ employment agreements, in the event that any payment or benefit to be paid or provided to an executive set forth above would have been subject to the excise tax under Sections 280G and 4999 of the Internal Revenue Code, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable.
Compensation of Directors
Determination of Compensation Awards
The Nominating and Corporate Governance Committee has responsibility for making recommendations with respect to non-employee director compensation to our Board. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based incentive compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill-level required by us of members of our Board and competitive pay practice data. The Nominating and Corporate Governance Committee discusses its recommendations with our Chief Executive Officer and ultimately makes a recommendation to our Board with respect to all non-employee director compensation. The Nominating and Corporate Governance Committee engaged a compensation consultant, FTI Consulting, Inc., to assist it in reviewing competitive practice data regarding non-employee director compensation and to advise it in connection with making recommendations to our Board with respect to the amount and form of such compensation. Following the Nominating and Corporate Governance Committee’s review of competitive practice data and taking into consideration advice provided by FTI Consulting, Inc., the Nominating and Corporate Governance Committee elected to retain the same compensation program for 2015 as was in effect for 2014.
Non-Employee Directors
The Company’s non-employee directors’ fees for 2014 and 2015 are as follows: (i) board members receive an annual director’s fee of $90,000; (ii) the chairpersons of the Audit Committee and Compensation Committee receive an additional annual fee of $35,000; (iii) the chairperson of the Nominating and Corporate Governance Committee receives an additional annual fee of $30,000; (iv) members of the Audit Committee (other than the chairperson) receive an additional annual fee of $20,000; (v) members of the Compensation Committee and Nominating and Corporate Governance Committee (other than the chairpersons) receive an additional annual fee of $15,000; (vi) the Lead Non-Management Director of our Board receives an additional annual fee of $50,000; (vii) each

Board member receives an additional $1,000 for attendance at Board meetings in excess of ten meetings per year; and (viii) each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional $1,000 for attendance at each committee meeting in excess of six meetings per year.
We automatically grant to each of our non-employee directors equity-based compensation, which thus far has been in the form of restricted stock and may include either restricted common stock or LTIP units in the future. In 2014, upon the initial election of each non-employee director in connection with the spin-off, we granted each non-employee director restricted common stock having a value of approximately $120,000 on the date of grant. Absent Board authorization to the contrary, we will automatically grant to any person who becomes a non-employee director equity awards, in the form of either restricted common stock or LTIP units having a value of approximately $120,000 on the date such non-employee director attends his or her first meeting of our Board. The actual number of LTIP units that we grant is determined by dividing the fixed value of the grant by the closing sale price of our common stock on the NYSE on the grant date. Restrictions on each of the initial grants of LTIP units and/or restricted common stock will lapse as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.
We intend to automatically grant restricted common stock or other equity instruments, including LTIP units, having a value of approximately $120,000 to each of our non-employee directors each year. These annual automatic grants will be made on the first business day following each annual meeting of our stockholders and the actual number of restricted common stock or LTIP units that we grant is determined by dividing the fixed value of the annual grant by the closing sale price of our common stock on the NYSE on the grant date.
Stock Ownership Guidelines
Our Board adopted the following minimum stock ownership guidelines for non-management members of our Board:

Title	Guideline
Directors	A multiple of 3X annual director cash retainer
Ownership will include: (i) shares, LTIP units or deferred LTIP units owned individually and by a person’s immediate family members or trusts for the benefit of his or her immediate family members; (ii) RSUs, LTIP units or deferred LTIP units not yet vested; (iii) shares or LTIP units held in a 401(k) plan; and (iv) shares or LTIP units held in deferred or other compensation plans. Directors will not be permitted to sell or otherwise transfer any shares or LTIP units unless and until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between directors and stockholders and encourages directors to act to increase stockholder value. As of the date of this proxy statement, all of the directors are in compliance with our stock ownership guidelines and there are currently no pledges of stock, LTIP units, deferred LTIP units or other equity awards by directors.
Director Compensation for 2014
The following table provides information concerning the compensation of our non-employee directors for 2014, all of whom became directors of the Company on June 26, 2014 in connection with the spin-off:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Stephen E. Cummings	$60,000	$120,000	$180,000
Judith A. Hannaway	95,000	120,000	215,000
Oscar Junquera	62,500	120,000	182,500
Justin Metz	52,500	120,000	172,500
Wesley D. Minami	70,000	120,000	190,000
Louis J. Paglia	55,000	120,000	175,000
Total	$395,000	$720,000	$1,115,000
____________

(1)	Each of the stock awards was in the form of restricted common stock, subject to vesting over a three-year period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 8, 2015, the total number and the percentage of shares of our common stock beneficially owned by:

•	each of our directors and each nominee for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
The following table also sets forth how many shares of our common stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number		Percentage
Principal Stockholders:
Steadfast Capital Management LP	15,059,949	(2)	7.77%
The Vanguard Group	10,751,540	(3)	5.60%
Directors and Executive Officers:(4)
David T. Hamamoto	2,145,760	(5)	1.11%
Albert Tylis	867,383	(6)	*
Daniel R. Gilbert	1,195,363	(7)	*
Debra A. Hess	308,021	(8)	*
Ronald J. Lieberman	163,024	(9)	*
Stephen E. Cummings	43,045	(10)	*
Judith A. Hannaway	38,996	(10)	*
Oscar Junquera	35,817	(10)	*
Justin Metz	6,250	(10)	*
Wesley D. Minami	29,476	(10)	*
Louis J. Paglia	91,194	(10)	*

All directors and executive officers as a group (11 persons)	4,924,329		2.54%
____________

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, each listed person’s beneficial ownership includes all shares the investor actually owns beneficially or of record; all shares over which the investor has or shares direct or indirect voting or dispositive control (such as in the capacity as a general partner of an investment fund); and all shares over which the investor has the right to acquire direct or indirect voting or dispositive control within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days). Unless otherwise described in a footnote below, number reflects shares of common stock.

(2)
Based on information included in the Schedule 13G/A filed by Steadfast Capital Management LP (“Steadfast Investment Manager”) on February 17, 2015 (the “Steadfast 13G”) relating to its beneficial ownership of our common stock. According to the Steadfast 13G, Robert S. Pitts, Jr., Steadfast Investment Manager, Steadfast Advisors LP (“Management General Partner”), Steadfast Capital, L.P. (“Steadfast Capital”), American Steadfast, L.P. (“American Steadfast”) and Steadfast International Master Fund Ltd. (“Offshore Fund”) beneficially own an aggregate of 15,059,949 shares of our common stock. According to the Steadfast 13G, Mr. Pitts beneficially owns 15,059,949 shares, with shared voting and dispositive power over such shares; the Steadfast Investment Manager beneficially owns 14,443,633 shares, with shared voting and dispositive power over such shares; the Management General Partner beneficially owns 616,316 shares, with shared voting and dispositive power over such shares; Steadfast Capital owns 616,316 shares, with shared voting and dispositive power over such shares; American Steadfast owns 5,316,996 shares, with shared voting and dispositive power over such shares; and the Offshore Fund owns 9,126,637 shares, with shared voting and dispositive power over such shares. Mr. Pitts is the controlling Principal of the Steadfast Investment Manager and the Management General Partner. According to the Steadfast 13G, the Management General Partner has the power to vote and dispose of the securities held by Steadfast Capital. The Steadfast Investment Manager has the power to vote and dispose of the securities held by American Steadfast and the Offshore Fund. The principal business address of each of Mr. Pitts, the Steadfast Investment

Manager, the Management General Partner, Steadfast Capital and American Steadfast is 450 Park Avenue, 20th Floor, New York, New York 10022. The principal business address of the Offshore Fund is c/o Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, P.O. Box 1350, George Town, Grand Cayman KY1-1108.

(3)
Based on information included in the Schedule 13G filed by The Vanguard Group on February 10, 2015 (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group beneficially owns 10,751,540 shares of our common stock, with sole voting power over 125,968 shares, sole dispositive power over 10,751,540 shares and shared dispositive power over 109,334. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	The address of each of the directors and executive officers is 399 Park Avenue, 18th Floor, New York, NY 10022.

(5)
Includes: (i) 998,754 shares of restricted common stock not yet vested; (ii) 442,771 vested LTIP units held as a result of LTIP units previously issued by NorthStar Realty; (iii) 6,523 shares of common stock held by DTH Investment Holdings LLC, of which Mr. Hamamoto is the managing member; and (iv) 250,000 shares of common stock held by The David T. Hamamoto GRAT I-2014-NSAM, a grantor trust for the benefit of Mr. Hamamoto's children and of which Mr. Hamamoto is the trustee. Excludes: (i) 192,185 LTIP units not yet vested; (ii) 1,585,110 shares of performance common stock; and (iii) 471,604 shares of common stock (or LTIP units, to the extent available) of the Company to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(6)
Includes: (i) 619,869 shares of restricted common stock not yet vested; and (ii) 156,227 vested LTIP units held as a result of LTIP units previously issued by NorthStar Realty. Excludes: (i) 128,124 LTIP units not yet vested; (ii) 1,056,073 shares of performance common stock; and (iii) 314,403 shares of common stock (or LTIP units, to the extent available) of the Company to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(7)
Includes: (i) 665,837 shares of restricted common stock not yet vested; and (ii) 253,378 vested LTIP units held as a result of LTIP units previously issued by NorthStar Realty. Excludes: (i) 127,167 LTIP units not yet vested; (ii) 1,056,073 shares of performance common stock; and (iii) 314,403 shares of common stock (or LTIP units, to the extent available) of the Company to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(8)
Includes: (i) 192,361 shares of restricted common stock not yet vested; and (ii) 56,306 vested LTIP units held as a result of LTIP units previously issued by NorthStar Realty. Excludes: (i) 42,857 LTIP units not yet vested; (ii) 313,785 shares of performance common stock; and (iii) 69,867 shares of common stock (or LTIP units, to the extent available) of the Company to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(9)
Includes: (i) 118,909 shares of restricted common stock not yet vested; and (ii) 7,252 vested LTIP units held as a result of LTIP units previously issued by NorthStar Realty. Excludes: (i) 21,428 LTIP units not yet vested; (ii) 186,916 shares of performance common stock; and (iii) 34,933 shares of common stock (or LTIP units, to the extent available) of the Company to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(10)	Includes 6,250 shares of restricted common stock not yet vested granted under the 2014 Omnibus Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides summary information on the securities issuable under our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted‑ Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	7,642,083	N/A	11,463,356
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	7,642,083	N/A	11,463,356
________________________

(1)
As of December 31, 2014, represents (i) deferred LTIP units, which represent either LTIP units or, if such LTIP units are not available upon settlement of the award, shares of common stock of the Company, (ii) RSUs and (iii) performance common stock. As of March 13, 2015, all deferred LTIP units were converted into units of partnership interest which are structured as profits interest in our operating partnership. Conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, each LTIP unit may be converted, at the election of the holder, into one common unit of limited partnership interest in our operating partnership, or OP units. Each of the OP units underlying these LTIP units are redeemable at the election of the OP unit holder, at our option in our capacity as general partner of our operating partnership, for: (i) cash equal to the then fair value of one share of our common stock; or (ii) one share of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationship Between NorthStar Realty and Us After the Spin-off
On June 30, 2014, we became an independent public company when we were spun-off from NorthStar Realty. Following the spin-off, NorthStar Realty has no continuing common stock ownership interest in us.
For purposes of governing the ongoing relationships between NorthStar Realty and us after the spin-off and to provide for an orderly transition, NorthStar Realty and we entered into the agreements described in this section prior to the spin-off.
Separation Agreement
We entered into a separation agreement with NorthStar Realty which set forth, among other things, our agreements with NorthStar Realty regarding the principal transactions necessary to spin us off of NorthStar Realty. Under the separation agreement, NorthStar Realty distributed our common stock to its common stockholders and our management and certain NorthStar Realty employees as a result of their ownership of certain equity awards of NorthStar Realty entitling them to the same benefits as holders of NorthStar Realty common stock.
The separation agreement identified assets to be transferred, liabilities to be assumed and contracts to be performed by each of us and NorthStar Realty as part of the spin-off and it provided for when and how these transfers, assumptions and assignments occured.
Legal Matters
In general, NorthStar Realty assumed liability for all pending, threatened and unasserted legal claims relating to actions or omissions occurring prior to the spin-off and we are responsible for all claims relating to actions or omissions occurring after the spin-off that relate to our business. To the extent a claim relates to a series of actions relating to our business occurring both before and after the spin-off, we will allocate liability for such claims between us and NorthStar Realty on a pro rata basis. In the event of any third-party claims that name both companies as defendants but that do not primarily relate to either our business or NorthStar Realty’s business, each party will cooperate with the other party to defend against such claims. Each party will cooperate in defending any claims against the other for events that are related to the spin-off, but may have taken place prior to, on or after such date.

Insurance
The separation agreement provided for all pre-spin-off claims to be made under NorthStar Realty’s existing insurance policies and post-spin-off claims to be made under our insurance policies. In addition, the separation agreement allocated between the parties the right to proceeds and the obligation to incur certain deductibles under certain insurance policies. NorthStar Realty is required, subject to the terms of the agreement, to obtain certain directors and officers insurance policies to apply against pre-spin-off claims.
Other Matters
Other matters governed by the separation agreement include, among others, access to financial and other records and information, intellectual property, legal privilege, confidentiality, access to and provision of records and treatment of outstanding guarantees.
Management Agreement
Upon completion of the spin-off, one of our subsidiaries entered into a management agreement with NorthStar Realty for an initial term of 20 years, which will be automatically renewed for additional 20-year terms each anniversary thereafter unless earlier terminated. The management agreement may not be terminated during its initial term, during any renewal term or at the end of any term, unless NorthStar Realty has cause to terminate.
Duties of Manager
As manager, we are responsible for NorthStar Realty’s day-to-day operations, subject to the supervision of its board of directors. Through our global network of subsidiaries and branch offices, we perform (or cause to be performed) services and activities relating to, among other things, investments and financing, portfolio management and other administrative services, such as accounting and investor relations, to NorthStar Realty and its subsidiaries. We are not obligated to dedicate any of our executives or other personnel exclusively to NorthStar Realty, nor to dedicate any specific amounts of time to fulfilling our obligations and we may contract with and provide services to an unlimited number of additional managed companies.
Compensation Under the Management Agreement
Under the management agreement, NorthStar Realty pays the following fees as compensation for the services provided by us as manager:

•
an annual base management fee, which was $79 million for the six months ended December 31, 2014, which will increase subsequent to December 31, 2014, by an amount equal to 1.5% per annum of the sum of:

•	cumulative net proceeds of all future common equity and preferred equity issued by NorthStar Realty;

•	equity issued by NorthStar Realty in exchange or conversion of exchangeable senior notes based on the stock price at the date of issuance;

•
any other issuances by NorthStar Realty of common equity, preferred equity or other forms of equity, including but not limited to limited partnership interests in an operating partnership (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and

•	NorthStar Realty's cumulative CAD in excess of cumulative distributions paid on its common stock, LTIP units or other equity awards beginning the first full calendar quarter after the spin-off.

•
an additional annual base management fee equal to the greater of: (a) $10 million; or (b) for the applicable quarter, the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty, calculated based on the percentage of the gross revenues from the asset management business of RXR Realty over the total revenues (net of all investment related expenses excluding non-cash and corporate level expenses) of RXR Realty for the applicable period;

•	an additional annual base management fee equal to the greater of: (a) $10 million; or (b) for the applicable quarter, the portion of distributable cash flow from NorthStar Realty’s Aerium investment;

•	an incentive fee, calculated and payable quarterly in arrears in cash, equal to:

•
the product of: (a) 15% and (b) NorthStar Realty's CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is in excess of $0.39 per share but less than $0.45 per share; plus

•
the product of: (a) 25% and (b) NorthStar Realty's CAD before such incentive fee, divided by the weighted average shares outstanding for the calendar quarter, when such amount is equal to or in excess of $0.45 per share;

•	multiplied by NorthStar Realty's weighted average shares outstanding for the calendar quarter.
In addition, we may earn an incentive fee from NorthStar Realty’s healthcare investments in connection with our long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc., focused on expanding our healthcare business into a preeminent healthcare platform.
Weighted average shares represents the number of shares of common stock, LTIP units or other equity-based awards (with some exclusions), outstanding on a daily weighted average basis. With respect to the base management fee, all issuances shall be allocated on a daily weighted average basis during the fiscal quarter of issuances. Prior to the spin-off, NorthStar Realty effected a 1-for-2 reverse stock split of NorthStar Realty common stock. With respect to the incentive fee, such amounts will be appropriately adjusted from time to time to take into account the effect of any stock split, reverse stock split or stock dividend.
Furthermore, if NorthStar Realty were to spin-off any asset or business in the future, including the proposed spin-off of its European assets into NorthStar Realty Europe Corp., such entity would be managed by us on terms substantially similar to those set forth in the management agreement between NorthStar Realty and us. The management agreement further provides that the aggregate base management fee in place immediately after any future spin-off will not be less than the aggregate base management fee in place at NorthStar Realty immediately prior to such spin-off.
For the six months ended December 31, 2014, NorthStar Realty paid us $82 million as fees for services under the management agreement.
Payment of Costs and Expenses and Expense Allocation
NorthStar Realty is responsible for all of its costs and expenses and reimburses us for all of NorthStar Realty’s costs and expenses incurred by us on their behalf. In addition to NorthStar Realty’s costs and expenses, NorthStar Realty shall reimburse us for additional costs and expenses incurred by us for an amount not to exceed the following: (i) 20% of the combined total of (a) NorthStar Realty’s general and administrative expenses as reported in its consolidated financial statements excluding (1) equity-based compensation expense, (2) non-recurring items, (3) fees payable to us under the terms of the management agreement and (4) any allocation of expenses from us (“NorthStar Realty G&A”); and (b) our general and administrative expenses as reported in our consolidated financial statements, excluding equity-based compensation expense and adding back any costs or expenses allocated to any Managed Company, less (ii) the NorthStar Realty G&A.
In addition, NorthStar Realty will pay directly or reimburse us for up to 50% of any long-term bonus or other compensation that the Compensation Committee determines shall be paid and/or settled in the form of equity and/or equity-based compensation to our executives, employees and service providers in connection with the performance of services under the management agreement. At the discretion of the Compensation Committee, the foregoing compensation may be granted in shares of NorthStar Realty restricted stock, restricted stock units, LTIP units or other forms of equity compensation or stock-based awards. NorthStar Realty will also pay directly or reimburse us for an allocable portion of any severance paid pursuant to any employment, consulting or similar service agreements in effect between us and any of our executives, employees or other services providers.
For the six months ended December 31, 2014, NorthStar Realty reimbursed us for $1.2 million of costs and expenses under the management agreement.
Termination
NorthStar Realty may terminate the management agreement for cause at any time, including during the initial term, without the payment of any termination fee, with at least 60 days prior written notice to us, upon the occurrence of any of the following:

•	we engage in any material act of fraud, misappropriation of funds or embezzlement against NorthStar Realty or any of its subsidiaries;

•
our breach, in bad faith, of any provision of the management agreement or gross negligence that has a “material adverse effect” on NorthStar Realty, in each case, if the effects of such breach in bad faith or gross negligence cannot be reversed, or such effects are not reversed within a period of 60 days (or 90 days if we take steps to reverse such effects within 30 days of the written notice);

•
there is a commencement of any proceeding relating to our bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or our authorizing or filing a voluntary bankruptcy petition that is not dismissed in 60 days;

•
there is a determination by a court of competent jurisdiction, in a non-appealable binding order or the Internal Revenue Service, in a closing agreement made under Section 712 of the Internal Revenue Code, that a provision of the management agreement caused or will cause NorthStar Realty to fail to satisfy a requirement for qualification as a REIT and, within 60 days of such determination, we have not agreed to amend or modify the management agreement in a manner that would allow NorthStar Realty to qualify as a REIT, unless the NorthStar Realty board of directors determines that qualification as a REIT is no longer desirable; or

•	our dissolution.
Under the management agreement, a material adverse effect means a material adverse effect on the business, results of operations, financial condition and assets of NorthStar Realty and its subsidiaries, taken as a whole. The following, either alone or in combination, shall be excluded from consideration when evaluating the existence of a material adverse effect: (i) changes or effects in general economic conditions; (ii) changes or effects in general market conditions, including the securities, credit or financial markets; (iii) fluctuations in the market value of common stock (or other debt or equity securities) on the NYSE, any other market or otherwise; (iv) changes in generally accepted accounting principles in the United States, or U.S. GAAP; (v) changes or effects, including legal, tax or regulatory changes, that generally affect the industry in which NorthStar Realty operates; (vi) any failure by NorthStar Realty to meet internal projections, plans or forecasts for any period; (vii) changes or effects that directly arise out of or are directly attributable to the negotiation, execution, public announcement or performance of the management agreement or the compliance with provisions thereof; (viii) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; and (ix) the effects of earthquakes, hurricanes or other natural disasters. Notice of termination of the management agreement must be provided within 90 days from the date NorthStar Realty first became aware of the act of gross negligence, breach or other event that gave rise to the termination event.
Indemnification
NorthStar Realty has agreed to indemnify, defend and protect us as manager and our directors, officers, employees, partners, managers, members, controlling persons and any other person or entity affiliated with us as manager and hold us harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of NorthStar Realty, its stockholders or its subsidiaries) arising out of or otherwise based upon the performance of any of our duties or obligations under the management agreement or otherwise as a manager of NorthStar Realty or any of its subsidiaries.
Investment Opportunities
Under the management agreement, NorthStar Realty has agreed to make available to us for our benefit and our Managed Companies, including NorthStar Realty, all investment opportunities sourced by NorthStar Realty. We agreed to fairly allocate such opportunities among our Managed Companies, including NorthStar Realty and us in accordance with an investment allocation policy in effect from time to time. NorthStar Realty is entitled to fair and reasonable compensation for its services in connection with any debt origination opportunities sourced by it, which may include first mortgage loans, subordinate mortgage interests, mezzanine loans and preferred equity interests, in each case relating to commercial real estate. NorthStar Realty will not be entitled to receive any fees payable to us from our Managed Companies in this situation or otherwise.
Additional Covenants
In consideration of the services that we provide under the management agreement, NorthStar Realty granted us a right to appoint one individual to serve as a non-voting observer of the NorthStar Realty board of directors and any committee thereof. This individual is entitled to receive copies of all notices, correspondence and materials directed to the members of the NorthStar Realty board of directors, except in limited circumstances. In addition, NorthStar Realty has agreed to provide distribution support for up to $10 million for any public managed company we may sponsor consistent with past practice in each of our future public non-traded sponsored companies, up to a total of five new companies per year.

Contribution Agreement
As part of the series of transactions described above under “ — Separation Agreement,” we entered into a contribution agreement with NorthStar Realty pursuant to which NorthStar Realty contributed to us in connection with the spin-off 100% of the limited liability company interests in certain of NorthStar Realty’s subsidiaries, as set forth in the contribution agreement, and $100 million in cash, plus approximately $25.8 million in cash for any expenses that we or our affiliates incur in connection with the spin-off.
Credit Agreement
In connection with the spin-off, NorthStar Realty entered into a revolving credit agreement with us pursuant to which NorthStar Realty will make available to us, on an “as available basis”, up to $250 million of financing for a five year term at LIBOR plus 3.50%. The revolving credit facility is unsecured. We have not yet drawn on the credit facility. We expect to use the proceeds for general corporate purposes, including potential future acquisitions. In addition, we may use the proceeds to acquire assets on behalf of our Managed Companies that we intend to allocate to such Managed Companies but for which our Managed Companies may not then have immediately available funds. The revolving credit facility contains various representations, warranties, covenants and conditions, including the condition that NorthStar Realty’s obligation to advance proceeds to us is dependent upon NorthStar Realty and its affiliates having at least $100 million of either unrestricted cash and cash equivalents or amounts available under committed lines of credit, after taking into account the amount we then seek to draw under the facility.
Loan Origination Services Agreement
An affiliate of ours entered into a loan origination services agreement with NorthStar Realty for its loan origination business for commercial real estate debt. We agreed to provide services with regard to such areas as payroll, human resources and employee benefits, financial systems management, treasury and cash management, accounts payable services, telecommunications services, information technology services, property management services, legal and accounting services and various other corporate services to NorthStar Realty as it relates to NorthStar Realty’s loan origination business for commercial real estate debt. Many of these services are provided to NorthStar Realty on an ongoing basis while a portion of the services are provided for a limited duration following the spin-off. NorthStar Realty may terminate certain specified services by giving prior written notice to us of any such termination.
Tax Disaffiliation Agreement
We and NorthStar Realty entered into a tax disaffiliation agreement which governs the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the management of audits and other tax proceedings and assistance and cooperation in respect of tax matters. NorthStar Realty is responsible for all tax liabilities of NorthStar Realty and with respect to our business for periods prior to the spin-off unless our actions cause the spin-off to fail to qualify as tax-free under Section 355 and Section 368(a)(1)(D) of the Internal Revenue Code. Our obligations under the tax disaffiliation agreement are not limited in amount or subject to any cap. Further, even if we are not responsible for tax liabilities of NorthStar Realty and its subsidiaries under the tax disaffiliation agreement, we nonetheless could be liable under applicable law for such liabilities if NorthStar Realty were to fail to pay them. If we are required to pay any liabilities under the circumstances set forth in the tax disaffiliation agreement or pursuant to applicable law, the amounts may be significant.
Employee Matters Agreement
We have an employee matters agreement with NorthStar Realty that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters.
In general, our employees participated in various NorthStar Realty retirement, health and welfare and other employee benefit plans. In addition, our management team, along with certain of NorthStar Realty’s employees, received shares of our common stock in the spin-off as a result of their ownership of certain equity awards of NorthStar Realty entitling them to the same benefits as holders of NorthStar Realty’s common stock. After the spin-off, our employees generally participate in similar plans and arrangements established and maintained by us. However, we may continue to be a participating company in certain NorthStar Realty employee benefit plans during a transition period. Effective as of the spin-off date, we and NorthStar Realty each became responsible for our respective employees and compensation plans.
Conflicts of Interest
As a result of the spin-off, our directors and executive officers may also be serving as directors, officers, employees, consultants or agents of our Managed Companies and their subsidiaries and we may engage in material business transactions with such entities. Our executive officers and members of our Board owe fiduciary duties to our stockholders, including a duty of loyalty. Likewise, any such persons who serve in similar capacities at any of our other Managed Companies have fiduciary duties to such company’s stockholders. Therefore, such persons may have conflicts of interest, or the appearance of conflicts of interest, with respect to matters, including business opportunities or legal proceedings, involving or affecting more than one of the companies to which they owe fiduciary duties. Refer to “— Policy for Review of Related Party Transactions” below for a discussion of the policy that is in place for dealing with potential conflicts of interest that may arise from our ongoing relationship with our Managed Companies.
We will renounce our rights to certain business opportunities and our Board has enacted resolutions that provide that no director or officer of ours who is also serving as a director, officer, employee, consultant or agent of our Managed Companies and their subsidiaries will be liable to us or our stockholders for breach of any fiduciary duty that would otherwise exist by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of opportunities to be set forth in our amended and restated certificate of incorporation) to our Managed Companies and any of their subsidiaries instead of us, or does not refer or communicate information regarding such corporate opportunities to us. These resolutions also expressly validate certain contracts, agreements, assignments and transactions (and amendments, modifications or terminations thereof) between us and our Managed Companies and any of their subsidiaries and, to the fullest extent permitted by law, provide that the actions of the overlapping directors or officers in connection therewith are not breaches of fiduciary duties owed to us, any of our subsidiaries or our respective stockholders. There can be no assurance that the terms of any such transactions will be as favorable to us as would be the case where there is no overlapping director or executive officer.
Additionally, our Managed Companies, as well as any new future Managed Companies, will acquire assets consistent with their business objectives and that are allocated to them in accordance with our investment allocation policy, which we have adopted to ensure that investments are allocated fairly and appropriately among our Managed Companies. The investment strategies of our Managed Companies may be similar, and therefore, many investment opportunities that are suitable for one may also be suitable for another, resulting in potential conflicts of interest, including between investors in such Managed Companies and our stockholders. Although we have adopted an investment allocation policy to reduce conflicts of interest between our Managed Companies, there is no assurance that we will be successful in eliminating the conflicts arising from the allocation of investment opportunities.
Policy for Review of Related Person Transactions
Our current policy for the review of related person transactions is that all “disinterested” directors of our Audit Committee shall evaluate and consider for approval arrangements and relationships that may occur or exist between us, on the one hand, and our directors, our officers and certain persons or entities associated with such persons, on the other hand. Under the policy, any transaction between us and any such related party (other than de minimis transactions), including, without limitation, any transaction that is required to be disclosed by us in any of our filed periodic reports or proxy statements, will be deemed to be a related party transaction. When reviewing and evaluating a related party transaction, each “disinterested” director of our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. Our general counsel will notify the members of our Audit Committee promptly of new potential related party transactions and any material changes to previously approved or conditionally approved related party transactions.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board of Directors, or the Board, of NorthStar Asset Management Group Inc., or the Company, does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the SEC and the New York Stock Exchange, or the NYSE. A copy of the Audit Committee charter is available on the Company’s website at www.nsamgroup.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee appointed Grant Thornton LLP, an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, which is currently performed by David Landau & Associates, LLC; and (4) the Company’s compliance with legal and regulatory requirements.
In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board.
In addition, the Audit Committee discussed with Grant Thornton LLP its independence from the Company and the Company’s management and Grant Thornton LLP provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.
The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for their audit. The Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.
Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is filed with the SEC. The Board approved this recommendation.
Audit Committee:
Wesley D. Minami, Chairperson
Oscar Junquera
Louis J. Paglia

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm’s Fees
Aggregate fees billed and expected to be billed by Grant Thornton LLP for the fiscal year ended December 31, 2014 were as follows:

Type of Fee	2014
Audit Fees	$780,175
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
—
Total	$780,175
Fees for audit services for the fiscal year ended December 31, 2014 include fees associated with the annual audit for such year, including Section 404 attest services, the quarterly review of the Form 10-Qs for the three month periods ended June 30, 2014 and September 30, 2014, and for other attest services, including issuance of consents and review of the Company’s registration statements and other documents filed by the Company with the SEC.
Audit Committee Pre-Approval Policy
In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any audit and non-audit services to be performed by Grant Thornton LLP to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. The Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all of the services listed in the table above. In some cases, the Audit Committee pre-approves the provision of a particular category or group of services for up to a year, subject to a specified budget. The Audit Committee has also authorized the chairperson of the Audit Committee to pre-approve permissible services and related fees and the chairperson must report such pre-approval to the full Audit Committee at its next scheduled meeting.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our Board, following the recommendation of the Nominating and Corporate Governance Committee, has unanimously recommended that Messrs. David T. Hamamoto, Stephen E. Cummings, Oscar Junquera, Justin Metz, Wesley D. Minami and Louis J. Paglia and Ms. Judith A. Hannaway be elected to serve on our Board, each until the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualified. For certain information regarding each nominee, see “Board of Directors” above.
Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, a nominee should become unavailable to serve, the shares of common stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws, as then in effect.
Election of the director nominees named in this proposal requires the affirmative vote of a plurality of all the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of our Board’s nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees or any of them. Votes “withheld” will be counted as shares present in person or represented by proxy and entitled to vote, but broker non-votes, if any, will not be counted as shares present in person or represented by proxy and entitled to vote and will therefore have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2:
NON-BINDING, ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
We are asking our stockholders to indicate their support for the resolution approving our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K. Please refer to the section entitled “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2014.
You may vote for, vote against, or abstain from voting on the non-binding, advisory resolution approving the compensation of our named executive officers. The affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required for approval of this proposal. Abstentions will be counted as shares present in person or represented by proxy and entitled to vote, but broker non-votes, if any, will not be counted as shares present in person or represented by proxy and entitled to vote and will therefore have no effect on the outcome of the vote on this proposal.
The resolution approving the compensation of our named executive officers is advisory and, therefore, will not have any binding legal effect on the Company, our Board or the Compensation Committee. Our Board and the Compensation Committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers. However, as we only became an independent public company following our spin-off from NorthStar Realty, the form and amount of compensation that we pay to our named executive officers may be significantly different from what it was in 2014 and, accordingly, the results of the vote on this proposal are not expected to be particularly instructive with respect to future compensation for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS RESOLUTION.

PROPOSAL NO. 3:
NON-BINDING, ADVISORY VOTE ON FREQUENCY OF
FUTURE, NON-BINDING, ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act amended the Exchange Act to add Section 14A(a)(2), which generally requires each public company to include in its proxy statement a separate non-binding, advisory stockholder vote to determine whether the non-binding, advisory stockholder votes on the say-on-pay proposal required by Section 14A(a)(1) will occur every one, two or three years. Under Section 14A(a)(2), generally, each public company must submit this resolution to its stockholders at the first annual meeting occurring on or after January 21, 2011 and not less frequently than every six years thereafter. Accordingly, pursuant to Section 14A(a)(2) of the Exchange Act, the Company is providing stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, how frequently the Company will submit say-on-pay proposals to our stockholders in the future. Our stockholders will have the following three alternatives to choose from: (1) every year ("ONE YEAR" on the proxy card), (2) every two years ("TWO YEARS" on the proxy card) or (3) every three years ("THREE YEARS" on the proxy card). In addition, stockholders may choose to abstain from voting on this proposal.
Our Board believes that, of the three choices, submitting a non-binding, advisory say-on-pay resolution to stockholders every year is preferable. Annual votes will provide the Company with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in the Company's proxy statements is compensation granted in or for the prior fiscal year. Additionally, the Compensation Committee re-evaluates the compensation of our named executive officers each year. An annual say-on-pay resolution will match the annual focus of this proxy statement disclosure and provide the Company with the clearest and most timely feedback of the three options. This feedback may then be considered by the Compensation Committee in its next annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on the Company.
In order for any of the three alternatives set forth above to be approved, it must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. By selecting one of these alternatives, stockholders are voting to approve their chosen alternative and are not voting to approve or disapprove of the recommendation of our Board. Because there are three alternatives, it is possible that none of the three alternatives will receive a majority of the votes present in person or represented by proxy at the annual meeting and entitled to vote. In the event that no alternative receives a majority of the votes present in person or represented by proxy at the annual meeting and entitled to vote, we will consider the alternative that receives the most votes to be the alternative preferred by the stockholders. In addition, stockholders may choose to abstain from voting on this proposal. Abstentions will be counted as shares present in person or represented by proxy and entitled to vote, but broker non-votes, if any, will not be counted as shares present in person or represented by proxy and entitled to vote and will therefore have no effect on the outcome of the vote on this proposal.
The vote on this proposal is advisory, and therefore will not have any binding legal effect on the Company. Although non-binding, the Board does intend to take the results of the vote on this proposal into account in its decision regarding the frequency with which we submit future say-on-pay proposals.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
A FREQUENCY OF EVERY YEAR ("ONE YEAR" ON THE PROXY CARD).

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. A representative of Grant Thornton LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal at the annual meeting.Abstentions, if any, will be counted as shares present in person or represented by proxy and entitled to vote. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote for the ratification of a company’s independent registered public accounting firm in their discretion on behalf of clients who have not furnished voting instructions.
If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE SELECTION OF GRANT THORNTON LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2016
Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2016 annual meeting of stockholders if they are received by us on or before December 19, 2015. Stockholder proposals must be directed to the General Counsel, NorthStar Asset Management Group Inc., at 399 Park Avenue, 18th Floor, New York, New York 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered “timely,” such proposal must be received by us within the timeframe for submission of stockholder proposals and director nominations under our current bylaws. In order for a proposal to be “timely” under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and director nominations must be submitted, in accordance with the requirements of our current bylaws, not later than 5:00 p.m., Eastern Time, on December 19, 2015 and not earlier than November 19, 2015. However, in the event that the date of the 2016 annual meeting of stockholders is advanced or delayed more than 30 days from May 27, 2016, a proposal by a stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of: (1) the 120th day prior to the date of such annual meeting, as originally convened; or (2) the tenth day following the date on which public announcement of the date of such meeting is first made.
INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
OTHER MATTERS
Our Board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

Ronald J. Lieberman Executive Vice President, General Counsel and Secretary

April 17, 2015
New York, New York

APPENDIX A
FORM OF PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2015

0

PROXY

NORTHSTAR ASSET MANAGEMENT GROUP INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHSTAR ASSET MANAGEMENT GROUP INC.

The undersigned stockholder of NorthStar Asset Management Group Inc., a Delaware corporation (the "Company"), hereby appoints David T. Hamamoto, Albert Tylis and Ronald J. Lieberman, and each of them, as proxies for the undersigned, each with the full power of substitution, and hereby authorizes them to attend the Annual Meeting of Stockholders of the Company to be held on May 27, 2015 at 11:00 a.m., local time, at The St. Regis New York Hotel, The Library Room, 2 East 55th Street, New York, New York 10022, and any postponements or adjournments thereof, to vote all of the shares of common stock of the Company, which the undersigned would be entitled to vote if personally present thereat and to exercise all of the powers that the undersigned would have if personally present thereat. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director listed in Proposal 1, "FOR" Proposal 2, "ONE YEAR" for Proposal 3 and "FOR" Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors of the Company recommends a vote "for" each nominee for director in Proposal 1, "for" Proposal 2, "one year" for Proposal 3 and "for" Proposal 4.

1.1

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NORTHSTAR ASSET MANAGEMENT GROUP INC.

May 27, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, annual report, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19504/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach and mail in the envelope provided. ↓

20730403000000001000 0 052715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "ONE YEAR" FOR PROPOSAL 3 AND "FOR" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. Election of individuals nominated by our Board of Directors to serve on our Board of Directors until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified.

NOMINEES

☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

- ○ David T. Hamamoto
- ○ Stephen E. Cummings
- ○ Judith A. Hannaway
- ○ Oscar Junquera
- ○ Justin Metz
- ○ Wesley D. Minami
- ○ Louis J. Paglia

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box to the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
Proposal 2.	Adoption of a resolution approving, on a non-binding, advisory basis, named executive officer compensation as more particularly described in the Proxy Statement.	☐	☐	☐

		1 year	2 years	3 years	ABSTAIN
Proposal 3.	Approval, on a non-binding, advisory basis, of the frequency of future votes on named executive officer compensation.	☐	☐	☐	☐

Proposal 5. To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "ONE YEAR" for Proposal 3 and "FOR" Proposal 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of NorthStar Asset Management Group Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 2014 and the accompanying Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: This proxy must be signed exactly as the name appears on the records of the Company. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a company, partnership or other entity, please sign full company, partnership or other entity name by a duly authorized officer or partner, giving full title as such under signature.